UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERCONTINENTAL EXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INTERCONTINENTAL EXCHANGE, INC.

NOTICE OF 2016 ANNUAL MEETING

AND

PROXY STATEMENT

March 29, 2016

Dear Stockholder:

On behalf of the Board of Directors and management of Intercontinental Exchange, Inc., I am pleased to invite you to the 2016 Annual Meeting of Stockholders. The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 13, 2016 at 8:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

Again this year, we are delivering proxy materials for the Annual Meeting under the Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including the attached Proxy Statement and our 2015 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy, and other natural resources and to lower printing and distribution expenses paid by Intercontinental Exchange. Our stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet, and will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher Chairman and Chief Executive Officer Intercontinental Exchange, Inc.

Intercontinental Exchange, Inc.

5660 New Northside Drive, Third Floor

Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2016

NOTICE HEREBY IS GIVEN that the 2016 Annual Meeting of Stockholders of Intercontinental Exchange, Inc. will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 13, 2016 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1.	The election of eight directors to serve until the 2017 Annual Meeting of Stockholders;

2.	An advisory resolution to approve our executive compensation;

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

4.	A stockholder proposal regarding the preparation of a sustainability report, if properly presented at the Annual Meeting; and

5.	Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 15, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

If you hold your shares of common stock through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 15, 2016.

A list of stockholders entitled to vote at the 2016 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, during the ten days prior to the meeting, during ordinary business hours, and at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305, during the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL IF YOU RECEIVE A PRINTED PROXY CARD.

By Order of the Board of Directors,

Jeffrey C. Sprecher Chairman and Chief Executive Officer

Atlanta, Georgia

March 29, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on May 13, 2016

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet and how to vote, as well as instructions on obtaining a paper copy of the proxy materials.

For additional information, see Additional Information – Voting Instructions and

Frequently Asked Questions below.

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement.

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Intercontinental Exchange, Inc.

i

ii

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Intercontinental Exchange, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2016 Annual Meeting of Stockholders and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, Georgia 30305 on Friday, May 13, 2016 at 8:30 a.m., local time. The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 29, 2016.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “Intercontinental Exchange,” and “ICE” refer to Intercontinental Exchange, Inc.

EXECUTIVE SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. You should read our entire Proxy Statement carefully before casting your vote.

Matters to be Voted on at our Annual Meeting

	Board Recommendation	Vote Required	For more detail, see page:
1. Election Of Directors	FOR each director	Majority of votes cast	4
2. Advisory Resolution To Approve Executive Compensation	FOR	Majority of votes cast	17
3. Ratification Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm	FOR	Majority of votes cast	44
4. Stockholder Proposal Regarding the Preparation of a Sustainability Report	AGAINST	Majority of votes cast	45

Record Date for Voting and Shares Outstanding

We had 119,034,250 shares of our common stock, $0.01 par value per share (the “Common Stock”), outstanding as of March 15, 2016, the record date for determining holders of our Common Stock entitled to vote at the Annual Meeting.

Corporate Governance Developments and Highlights

The current directors that are nominated for re-election will serve a one-year term expiring at the next annual meeting of stockholders. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that seven of our eight director nominees are independent under the listing standards of the New York Stock Exchange LLC (“NYSE”) and the governance guidelines and independence policy adopted by our Board of Directors.

Our Board of Directors continues to be led by Mr. Jeffrey C. Sprecher, who serves as Chairman of our Board of Directors, and Mr. Frederic V. Salerno, who has been elected as lead independent director for 2016. Mr. Salerno has served as the lead independent director of our Board of Directors since 2008. As lead independent director, Mr. Salerno presides at all executive sessions of the non-management directors.

There have been several important developments regarding the composition of our Board of Directors and governance matters.

•

The Board of Directors has nominated eight director nominees. The Board of Directors believes that the eight director nominees collectively have the expertise and diversity of experience to effectively oversee and guide our business.

•	The Board of Directors plans to reduce the size of our Board of Directors to eight members following the Annual Meeting.

•	The Nominating and Corporate Governance Committee engaged a third-party recruiting firm to help us in our search for diverse board candidates with particular skill sets that we deem important.

•

In January 2016, our Board of Directors approved a further amendment and restatement of our Fifth Amended and Restated Bylaws to implement proxy access (the “Proposed Bylaws”). As the owner of registered national securities exchanges (including the New York Stock Exchange), we are required to obtain approval from the Securities and Exchange Commission (the “SEC”) for any amendments to our governing documents. The Bylaws will become effective upon such approval. Under the Proposed Bylaws, a stockholder, or group of up to 20 stockholders, who has held 3% of our outstanding common stock for at least three years may nominate and include in our annual meeting proxy materials up to the greater of two director nominees or 20% of our Board.

Highlights of Our 2015 Performance

ICE continued to deliver strong annual operating results as evidenced by the following 2015 performance highlights:

•	Tenth consecutive year of record revenue and adjusted earnings, including record financial results each year as a public company;

•	Consolidated revenues, less transaction-based expenses, increased 8% year-over-year to a record $3.3 billion and adjusted earnings per share grew 26% year-over-year;

•	Returned nearly $1 billion to stockholders through dividends and share repurchases, increased first quarter 2016 dividend by 13% resulting in a 20% increased dividend payout relative to 2015;

•	Three-year total shareholder return in excess of 110% (based on stock price increase from $123.81 on December 31, 2012 to $256.26 on December 31, 2015, plus quarterly dividend payments); and

•	Expanded and strengthened geographic reach, markets served, range of data and risk management services through organic growth and strategic acquisitions.

Compensation Developments and Highlights

We continue to maintain a well-balanced and performance-based executive compensation program, including:

•	More than 85% of named executive officer, or NEO, targeted compensation delivered through variable, performance-based compensation programs;

•	More than 60% of NEO targeted compensation delivered through equity compensation programs;

•	Annual cash bonus opportunity and performance-based restricted stock units capped at 200% of the established target opportunity;

•	Mandatory and competitive stock ownership requirements;

•	A compensation clawback policy;

•	Anti-hedging and anti-pledging policy requirements;

•

Change in control protection that requires a “double-trigger” (i.e., there must be a change in control and the executive’s employment is terminated) for payment (including equity awards) to be provided; and

•	No Internal Revenue Code Section 280G “golden parachute” excise tax gross-up provisions in employment agreements with our NEOs.

With the exception of a salary increase for Mr. Farley, and a target equity award increase for Messrs. Farley and Goone, each noted below, we did not make any changes to executive officer target compensation. In February 2016, annual bonuses for 2015 performance were paid at 106% of target for our NEOs. Additionally, in February 2016, performance achievement for the performance-based restricted stock units granted in January 2015 was calculated at above target levels due to our 2015 EBITDA* growth outperforming our pre-established goals; payouts were adjusted to 147.7% of target as a result for our executives, including our NEOs. ICE had historically used EBITDA as a performance measure in both the short- and long-term incentive plans. Beginning in 2015, we decided to remove EBITDA from our annual bonus formula as a performance measure to remove the duplication of metrics in our incentive plan program; EBITDA will remain our primary goal in our long-term plan (and will continue to be used to determine funding levels for our annual bonus). Each of these items is discussed in more detail below in Compensation Matters — Compensation Discussion & Analysis.

We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term equity awards, when combined with our clawback policy and stock ownership requirements, both of which are described below, has the additional benefit of discouraging employees from taking inappropriate risks.

You should review Compensation Matters — Compensation Discussion & Analysis and Compensation Matters — Executive Compensation below and the compensation-related tables for a complete understanding of our compensation program, including a detailed review of the philosophy, process, considerations, and analysis involved in the determination of compensation granted or paid to our NEOs in 2015.

*	EBITDA is earnings before interest and other non-operating income and expense, taxes, depreciation and amortization, which is a non-GAAP financial measure, and serves as a performance target for ICE. For information on the calculation of EBITDA, please see Compensation Matters — Compensation Discussion & Analysis — Elements of Compensation below.

CORPORATE GOVERNANCE

ITEM 1 — ELECTION OF DIRECTORS

Board of Directors

Under our current Amended and Restated Certificate of Incorporation and Fifth Amended and Restated Bylaws, our Board of Directors sets the number of directors who may serve on the Board of Directors through resolutions adopted by a majority of the directors then in office. The size of our Board of Directors is currently set at 11 directors and presently consists of 11 directors. We have nominated eight of the current directors for re-election at the Annual Meeting of Stockholders and plan to decrease the size of our Board of Directors to eight immediately following the Annual Meeting of Stockholders. All of our nominees will be elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal.

Each of our directors is elected by majority vote in an uncontested election. A director who fails to receive a majority of “for” votes cast by stockholders entitled to vote will be required to tender his or her resignation to our Board of Directors. Our Nominating and Corporate Governance Committee will then act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. Our Board of Directors and our Nominating and Corporate Governance Committee may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Nominees for Election as Directors at the 2016 Annual Meeting

On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the persons named below for election as directors at the Annual Meeting of Stockholders, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2017. All of the nominees currently are members of the Board of Directors. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that each of our non-employee directors is independent in accordance with NYSE listing standards and our Board of Directors Governance Guidelines as described below under Corporate Governance — Structure and Role of Our Board — Independent Non-Employee Directors.

Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the Annual Meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Proxies cannot be voted for a greater number of directors than the eight nominees named in this Proxy Statement. For a discussion of our policy regarding qualification and nomination of director candidates, see Corporate Governance — Structure and Role of Our Board — Nomination of Directors below.

Set forth below are the nominees’ names, biographical information, age, summary of qualifications and the year in which each director joined our Board of Directors:

Name	Biographical Information	Age	Director Since
Charles R. Crisp	Mr. Crisp is the retired President and Chief Executive Officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, he served as President of the power generation group of Houston Industries, he served as President and Chief Operating Officer of Tejas Gas Corporation from 1988 to 1996, he served as a Vice President, Executive Vice President and President at Houston Pipeline Co. from 1985 to 1988, he served as Executive Vice President of Perry Gas Co. Inc. from 1982 to 1985 and he was with Conoco, Inc., where he held various positions in engineering, operations and management from 1969 to 1982. Mr. Crisp serves on the Board of Directors of ICE Futures U.S. and ICE Trade Vault, LLC, our subsidiaries. In addition, he serves as a director of EOG Resources, Inc., AGL Resources, Inc. and Targa Resources, Corp. He holds a B.S. degree in Chemical Engineering from Texas Tech University and completed the Program for Management Development at Harvard Graduate School of Business. In light of Mr. Crisp’s broad knowledge of the energy markets and related businesses, his service on the boards of other public companies and the experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Crisp should be re-elected to our Board.	68	2002

Jean-Marc Forneri	Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, he headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, he was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. He is also a director of Safran SA and Balmain SA, and is Chairman of the Supervisory Board of Grand Port Maritime de Marseille. He holds a B.S. in Political Science from the Ecole Nationale d’Adminstration. In light of his extensive financial services background, merger and acquisition experience and international business experience, as well as the contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Forneri should be re-elected to our Board.	56	2002

Name	Biographical Information	Age	Director Since
The Rt. Hon. the Lord Hague of Richmond	Lord Hague is the Chairman of the United for Wildlife Taskforce, Chairman for the International Advisory Board at the law firm Linklaters and Chairman of the security and defense think-tank, the Royal United Services Institute. He also serves as Senior Adviser to global advisory firm Teneo. Lord Hague currently serves as Chairman of the Board of Directors of ICE Futures Europe, our subsidiary. He has previously served as an advisor to the JCB Group and Terra Firma Capital Partners. Mr. Hague was a member of the House of Parliament from 1989-2015, serving in various capacities, including Parliamentary Private Secretary to the Chancellor of the Exchequer, Parliamentary Under-Secretary of State at the Department of Social Security, Minister of State, Secretary of State for Wales, Foreign Secretary, First Secretary of State and most recently, Leader of the House of Commons. He is a member of the House of Lords. Prior to joining Parliament, Mr. Hague was a management consultant at McKinsey & Co Inc. and worked for Shell (UK) Limited. Mr. Hague holds a First-Class Honours degree in Philosophy, Politics, and Economics from Oxford University and an MBA with distinction from the Institut d’Administration des Affaires (INSEAD). In light of Lord Hague’s extensive governmental and political experience in the United Kingdom, his service on the ICE Futures Europe board and the knowledge and experience he provides, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Lord Hague should be re-elected to our Board.	55	2015

Fred W. Hatfield	Mr. Hatfield is the founder of Hatfield Advisory Services and Senior Advisor at Patomak Global Partners. Mr. Hatfield serves on the Board of Directors of ICE Futures U.S., where he serves as Chairman of the Board, the Board of Directors of ICE Swap Trade, LLC and multiple NYSE U.S. regulated subsidiaries, including NYSE Regulation Inc., and on the Board of Managers of ICE Clear Credit, all of which are our subsidiaries. He served as a member of the Obama Economic Policy Advisory Committee and prior to that, Mr. Hatfield served as a Public Policy Advisor at Patton Boggs, LLP from 2006 to 2007 and he was a Commissioner at the Commodity Futures Trading Commission from 2004 to 2006. Mr. Hatfield served as Chief of Staff to former Senator John Breaux (D-LA) from 1995 to 2004 and former House Majority Whip Tony Coelho (D-CA) from 1980 to 1989. He has over twenty years’ experience in the areas of energy, private equity/venture capital/hedge funds, and financial services and products. Mr. Hatfield served as Deputy Commissioner General of the U.S. Pavilion at the World’s Fair in Lisbon, Portugal in 1998. He has a B.A. degree from California State University. In light of Mr. Hatfield’s extensive regulatory and legislative background and his experience in the sectors mentioned above, his service on the boards of our subsidiaries and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Hatfield should be re-elected to our Board.	60	2007

Name	Biographical Information	Age	Director Since
Frederic V. Salerno	Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX from 1991 to 1997. Since 2013, Mr. Salerno serves on the boards of multiple NYSE U.S. regulated subsidiaries, all of which are our subsidiaries. He served on the boards of directors of National Fuel Gas Company from 2008 to 2013 and Popular, Inc. from 2003 to 2011. He has served on the boards of directors of Viacom, Inc. since 1996, Akamai Technologies, Inc. since 2002, CBS Corporation since 2007 and FCB Financial Holdings, Inc. since 2010. He has a B.S. in Engineering from Manhattan College and an MBA from Adelphi University. In light of Mr. Salerno’s broad knowledge of financial markets and his business acumen, his service on the Board of our subsidiaries, and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Salerno should be re-elected to our Board.	72	2002

Jeffrey C. Sprecher	Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as Chairman of our Board of Directors since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction, operational and financial performance. Mr. Sprecher acquired CPEX, our predecessor company, in 1997. Prior to acquiring CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, he was responsible for a number of significant financings. He is a member of the Energy Security Leadership Council. Mr. Sprecher holds a B.S. degree in Chemical Engineering from the University of Wisconsin and an MBA from Pepperdine University. In light of Mr. Sprecher’s in-depth knowledge of global markets, his guidance of ICE as Chief Executive Officer since he founded the company, and his successful execution of key strategic initiatives to grow the company, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Sprecher should be re-elected to our Board.	61	2000

Name	Biographical Information	Age	Director Since
Judith A. Sprieser	Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, she was Executive Vice President of Sara Lee Corporation, having previously served as Sara Lee’s Chief Financial Officer. Ms. Sprieser also serves on the Board of Managers of ICE Clear Credit, our subsidiary. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999, Reckitt Benckiser, plc since 2003 and Experian plc since 2010. Ms. Sprieser was a member of the boards of directors of Royal Ahold N.V. from 2006 to 2015 and Jimmy Choo plc from 2014 to 2015. Ms. Sprieser is a member of the National Association of Corporate Directors Committee for Audit Committee Chairs. She has a B.A. degree and an MBA from Northwestern University. In light of her financial expertise and her business acumen, and her service as a director for other public companies and the knowledge and experience she has gained and contributions she has made during her tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Ms. Sprieser should be re-elected to our Board.	62	2004

Vincent Tese	Mr. Tese currently serves as Chairman of FCB Financial Holdings, Inc. Since 2009, Mr. Tese also serves as Chairman of the Board of ICE Clear Credit and since 2013, serves on the boards of multiple NYSE U.S. regulated subsidiaries, all of which are our subsidiaries. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. He also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities company, from 1977 to 1982 and was co-founder of Cross Country Cable TV. Mr. Tese served as a member of the Board of Directors of Wireless Cable International, Inc. from 1995 to 2011 and currently serves as a member of the boards of Cablevision Systems Corporation, Madison Square Garden, Inc. and Mack-Cali Realty Corporation and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. He has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and an LLM degree in taxation from New York University School of Law. In light of Mr. Tese’s broad knowledge of trading and financial markets, his legal and business acumen, as well as his board service for our subsidiaries and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Tese should be re-elected to our Board.	73	2004

Based on the foregoing qualifications, our Nominating and Corporate Governance Committee believes that the eight director nominees collectively have the skills and experience to effectively oversee and guide our business. Each nominee has the integrity, business judgment, collegiality and commitment that are among the essential characteristics for membership on our Board of Directors. They also bring highly developed skills in, among other areas, finance, investing, accounting, financial market regulation, public policy, business operations, organizational management and leadership. In addition, members of our Board have had a great diversity of experiences and bring to our Board a wide variety of views that strengthen their ability to guide ICE. They have had extensive involvement in international business and deep professional experience across a broad range of industries and in the energy and derivatives markets in particular. Most have lengthy direct experience in the oversight of public companies through their service on our Board and those of other public companies, as well as their current and past senior executive positions.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO THE BOARD.

STRUCTURE AND ROLE OF OUR BOARD

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board of Directors and through meetings of the committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. The current members of the committees are identified in the table below. Immediately after the Annual Meeting, we expect to have eight directors and plan to reorganize the members of these committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Charles R. Crisp	X	X
Jean-Marc Forneri			X
Fred W. Hatfield			X	X
Lord Hague of Richmond
Terrence F. Martell, Ph.D	X			X(Chair)
Sir Callum McCarthy		X		X
Sir Robert Reid		X	X
Frederic V. Salerno			X(Chair)
Jeffrey C. Sprecher
Judith A. Sprieser	X(Chair)		X
Vincent Tese		X(Chair)

In 2015, our Board of Directors held nine meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings, the Nominating and Corporate Governance Committee held six meetings and the Risk Committee held four meetings. In addition, our non-management directors met periodically in executive session without management participation, as required by NYSE listing standards. Mr. Salerno has been appointed by the Board of Directors as the non-management lead independent director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board of Directors and any committees on which the director serves. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of which he or she is a member. As a matter of policy, it is expected that each director and nominee will attend annual meetings of stockholders. We currently expect that all of our directors nominated for re-election will attend the Annual Meeting this year. All members of our Board of Directors who were directors at the time of last year’s meeting attended last year’s annual meeting.

Each year, the members of the Board of Directors and each Board committee conduct a confidential oral assessment of their performance with a member of our legal department. The results of the oral assessments are then summarized and communicated back to the appropriate committee chairpersons and members of the Board of Directors. As part of the evaluation process, each committee reviews its charter annually.

Audit Committee

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our system of internal controls regarding finance, accounting and legal compliance;

•	the independence, qualification and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our auditing, accounting and financial reporting processes.

The Audit Committee is governed by a written Audit Committee Charter, which has been approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Audit Committee are Ms. Sprieser (Chairperson), Mr. Crisp and Dr. Martell. The Board of Directors has determined that Ms. Sprieser is our Audit Committee financial expert.

Compensation Committee

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, the requirements for a “Non-employee Director” under the Exchange Act and the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer;

•	evaluates our Chief Executive Officer’s performance and sets his compensation based on this evaluation;

•	approves, in consultation with our Chief Executive Officer, the compensation of our officers who are appointed by our Board of Directors;

•	reviews and approves option grants, bonus payments and stock awards to our officers;

•	exercises general oversight of our benefit plans and evaluates any proposed new retirement or benefit plans; and

•	reviews and approves severance or similar termination payments to former officers.

The Compensation Committee is governed by a written Compensation Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Compensation Committee are Mr. Tese (Chairperson), Mr. Crisp, Sir Callum McCarthy and Sir Robert Reid.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•	evaluating and recommending director nominees for the next annual meeting of stockholders;

•	developing and maintaining a set of corporate governance guidelines;

•	reviewing and approving any related-party transactions;

•	devising a code of business conduct and ethics for directors, officers and employees; and

•	monitoring the Board of Directors’ independence.

The Nominating and Corporate Governance Committee is governed by a written Nominating and Corporate Governance Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Nominating and Corporate Governance Committee are Mr. Salerno (Chairperson), Ms. Sprieser and Messrs. Hatfield, Forneri and Sir Robert Reid.

Risk Committee

The Risk Committee is comprised solely of directors who meet NYSE independence requirements. The Risk Committee assists the Board of Directors in fulfilling its oversight of management’s responsibility for ICE’s risk structure and governance in:

•	identifying risks inherent in ICE’s business, strategy, capital structure, and operating plans;

•	developing processes, guidelines, policies and reports for monitoring risks; and

•	organizing and performing ICE’s enterprise risk management function.

In addition, the Risk Committee assists the Audit Committee in fulfilling its responsibility to assist the Board of Directors in the oversight of risk assessment and risk management processes.

The Risk Committee is governed by a written Risk Committee Charter approved by our Board of Directors. The charter is available on our website at www.intercontinentalexchange.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Risk Committee are Dr. Martell (Chairperson), Sir Callum McCarthy and Mr. Hatfield.

Independent Non-Employee Directors

The Intercontinental Exchange, Inc. Board of Directors Governance Guidelines (the “Governance Guidelines”) were adopted by our Board of Directors. Our Fifth Amended and Restated Bylaws and Governance Guidelines, which are described below, provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. Assuming the election of the nominees to the Board of Directors, all of our directors holding office, with the exception of Mr. Sprecher, will be independent directors. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that each non-management director and nominee is independent in accordance with NYSE listing standards, our Fifth Amended and Restated Bylaws, our Independence Policy of the Board of Directors of Intercontinental Exchange, Inc. (the “Independence Policy”) and our Governance Guidelines, and does not have any relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director.

In making their independence determinations, our Board of Directors and the Nominating and Corporate Governance Committee considered transactions, if any, between each non-employee director and ICE and determined that there are no transactions that give rise to any independence issues.

Requirements for Directors

Our Amended and Restated Certificate of Incorporation provides that no person who is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) may be permitted to serve as a director on our Board of Directors.

Nomination of Directors

Our Board of Directors is responsible for approving candidates for board membership and has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. In furtherance of this process, our Nominating and Corporate Governance Committee and Board of Directors has adopted the Independence Policy and the Nominating and Corporate Governance Committee Charter. The Independence Policy and the Nominating and Corporate Governance Committee Charter do not set specific, minimum qualifications that nominees must meet, but rather specify that each nominee should be evaluated on his or her individual merit taking into account the factors described below.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include leadership, integrity, ethics, contributing nature, independence, interpersonal skills and effectiveness. Experience and qualifications considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include financial acumen, general business experience, industry knowledge, diversity of viewpoints, special business experience and expertise in an area relevant to ICE. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of our Board of Directors and ICE at that time given the then current make-up of our Board of Directors.

We believe that ICE benefits from having directors with a diversity of viewpoints, backgrounds, experiences, skill sets and other demographics. As noted above, one of the factors that the Nominating and Corporate Governance Committee considers in identifying and evaluating a potential nominee is the extent to which the nominee would add to the diversity of our Board, and the Nominating and Corporate Governance Committee assesses the composition of our Board and how a nominee would enhance that diversity. We are actively seeking directors that bring the necessary skill set and additional diversity to our Board of Directors and have engaged a third party recruiting firm to assist us in the search for new directors.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates, subject to the restrictions described below, based on input provided by a number of sources, including: (i) Nominating and Corporate Governance Committee members; (ii) other directors; (iii) management; and (iv) our stockholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

Once director candidates have been identified, the Nominating and Corporate Governance Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by it, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director’s satisfaction of the qualifications described above and his or her prior performance as a director. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth below under Corporate Governance — Structure and Role of Our Board — Stockholder Recommendations for Director Candidates have been followed.

Additionally, our Board of Directors shall nominate for election or re-election as directors only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they stand for re-election and (ii) acceptance by our Board of Directors of such resignation. Our Board of Directors shall fill director vacancies and newly created directorships only with candidates who agree to tender promptly following their appointment to the Board of Directors the same form of resignation tendered by other directors in accordance with the Governance Guidelines promulgated by our Board of Directors.

All of the current nominees for director recommended for election by the stockholders at the 2016 Annual Meeting are current members of the Board of Directors. Based on the Nominating and Corporate Governance Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their past performance as directors, the Nominating and Corporate Governance Committee has decided to recommend the nominees for re-election and the Board of Directors has approved such recommendation. For the reasons specified in the biography of each director identified above under Corporate Governance — Item 1-Election of Directors — Nominees for Election as Directors at the 2017 Annual Meeting, our Board has concluded that each director nominee should be re-elected to our Board of Directors. The Nominating and Corporate Governance Committee has not received any nominations from stockholders for the 2016 Annual Meeting.

Board Leadership Structure

Governance Guidelines provide for the role of the Chairman of the Board and Chief Executive Officer to be combined, a lead independent director, and strong active independent directors. Under our Fifth Amended and Restated Bylaws, the Chairman of the Board presides over meetings of the Board of Directors, presides over meetings of stockholders, consults and advises the Board of Directors and its committees on our business and affairs, and performs such other duties as may be assigned by the Board. The Chairman of the Board, in consultation with the lead independent director, establishes the agenda for Board of Director meetings and facilitates constructive and useful communication between management and the Board of Directors. Our independent directors have elected Mr. Salerno as the lead independent director for 2016, a position he has held since 2008. As lead independent director, Mr. Salerno presides at all executive sessions of the non-management directors.

Our Chief Executive Officer is in general charge of our business affairs, subject to the overall direction and supervision of the Board of Directors and its Committees and subject to such powers as reserved by the Board. Mr. Sprecher serves as both Chairman of the Board and Chief Executive Officer, and he is the only member of our management team that serves on the Board of Directors. Our Board believes that this leadership structure — a combined Chairman of the Board and Chief Executive Officer, a lead independent director, active and strong non-employee directors, and committees led and comprised of independent directors — is the most effective structure for us.

Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, including his frequent contact with our customers, regulators and stockholders. In addition, his direct involvement in the strategic and day-to-day management of our business ensures timely communication with the Board on critical business matters, which is important given the complexity and global nature of our business. Further, much of our business is conducted through our operating subsidiaries, which are overseen by their own board of directors on which Mr. Sprecher serves. Serving in multiple roles allows Mr. Sprecher to be a primary point of contact for these Boards and facilitates effective communication regarding our strategic goals, key issues and topics of importance. The Board of Directors believes this structure has functioned well, produced strong financial and operating results, and effectively balances a highly capable management team with appropriate safeguards and oversight by non-employee directors.

Board Oversight of Risk

Our Board of Directors is responsible for overseeing ICE’s risk management process, which includes management of general risks as well as particular risks facing our business. With the assistance of our Audit and Risk Committees, the Board oversees that our assets are properly safeguarded, that appropriate financial and other controls are maintained, and that our business is conducted prudently and in compliance with applicable laws and regulations and our corporate governance guidelines. In this regard, our Board of Directors seeks to understand and oversee critical business risks and does not view the risks facing our business in isolation. While risks are considered in business decision-making and as part of our overall business strategy, the Board of Directors recognizes that it is neither possible nor prudent to eliminate all business risk. Our Board of Directors believes that purposeful and appropriate risk-taking is essential for our business to be competitive on a global basis, to continue to grow and diversify, and to achieve our overall business objectives.

While the Board oversees ICE’s risk management practices, our management team is charged with managing risks. We have adopted internal processes and internal controls to identify and manage operational and financial risks. The Board, the Audit Committee and the Risk Committee monitor and evaluate the effectiveness of the internal controls and the risk management program and management communicates routinely with the Audit Committee and the Risk Committee on the risks identified and how they are being managed.

Directors may, and often do, communicate directly with senior management on any areas of our business for which they would like additional information.

Board of Directors Governance Guidelines

We have adopted Governance Guidelines that guide the Board of Directors on matters of corporate governance, including:

•	composition of the Board of Directors;

•	duties and responsibilities of the Board of Directors;

•	committees of the Board of Directors;

•	leadership, functioning and evaluation of the Board of Directors;

•	director independence, orientation, compensation, education and access to management;

•	access to independent advisors by our Board of Directors;

•	number of public company boards that our directors can serve; and

•	director compliance with the Global Code of Business Conduct.

The Governance Guidelines also provide that non-management directors meet in executive session without the participation of management at all regularly scheduled meetings of the Board of Directors as deemed necessary and at any other time as necessary to fulfill the Board of Directors’ responsibilities. In addition, the Governance Guidelines also state that if all non-management directors are not independent directors, then the independent directors will meet at least once annually. Our Governance Guidelines require that our directors limit their other directorships of public companies to five. Further, our Governance Guidelines require that employee directors tender their resignation from the Board of Directors coincident with their termination, resignation or retirement as employees.

A copy of the Governance Guidelines is available on our website at www.intercontinentalexchange.com. We will provide a printed copy of the Governance Guidelines to stockholders upon request.

Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting other than through proxy access provisions in our Proposed Bylaws, is required to give written notice to our Secretary of his or her intention to make a nomination. Pursuant to our Fifth Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see Additional Information — Stockholders’ Proposals for 2017 Annual Meeting below for additional information.

To recommend a nominee, a stockholder should write to Corporate Secretary, c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of our stock owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•

a statement whether such person, if elected, intends to tender promptly following such person’s election or re-election, an irrevocable resignation effective upon their failure to receive the required vote for re-election at the next meeting for their re-election;

•	such stockholder’s name and address;

•	the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder;

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting; and

•

information disclosing all ownership interests in ICE, including derivatives, hedged positions and other economic and voting interests, as specified in items (vi) through (xiii) under Additional Information — Stockholders’ Proposals for 2017 Annual Meeting, below.

If our proxy access bylaw proposal currently on file with the SEC is approved in its current form, then qualified stockholders could nominate candidates for election to the Board of Directors. Under the Proposed Bylaws, any stockholder (or group of up to 20 stockholders) owning 3% or more of ICE’s common stock continuously for at least three years may nominate up to two individuals or 20% of our Board, whichever is greater, as director candidates for election to the Board, and require us to include such nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our Proposed Bylaws.

To nominate a nominee pursuant to the Proposed Bylaws, a stockholder or group of stockholders must meet the qualifications required by the Proposed Bylaws and submit to the Corporate Secretary, c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328:

•	a Schedule 14N (or any successor form) relating to the nominee, completed and filed with the SEC by the nominating stockholder, in accordance with the applicable rules;

•

a written notice in a form deemed satisfactory by the Board of Directors, of the nomination of such nominee that includes additional information, agreements, representations and warranties as outlined in our Proposed Bylaws;

•	an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the nominating stockholder agrees to certain requirements included in our Proposed Bylaws; and

•	an executed agreement, in a form deemed satisfactory by the Board, by the nominee.

Global Code of Business Conduct and Global Personal Trading Policy

We have adopted the Global Code of Business Conduct, which applies to all of our directors, officers and employees. The Global Code of Business Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer, Chief Financial Officer (who is our Principal Financial Officer) and our Principal Accounting Officer, as well as all other employees, as indicated above. The Global Code of Business Conduct also meets the requirements of a code of conduct under NYSE listing standards. The Global Code of Business Conduct, which includes information regarding our hotline for receiving concerns regarding our financial statements or accounting matters, as well as conflicts of interest and code violations, is available on our website at www.intercontinentalexchange.com. We will provide a printed copy of the Global Code of Business Conduct to stockholders upon request.

In addition, we have adopted a Global Personal Trading Policy that applies to all employees and directors, which prohibits, among other things, entering into hedging transactions relating to our stock. Specifically, employees and directors are prohibited from (i) engaging in short sales and buying or selling puts or calls or any derivative securities of our stock and (ii) holding our stock in a margin account or pledging our stock as collateral for a loan.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issues arising under our Global Code of Business Conduct, or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to:

Corporate Secretary

Intercontinental Exchange, Inc.

5660 New Northside Drive

Third Floor

Atlanta, GA 30328

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party. Communications are distributed to the Board of Directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. Information about our Board of Directors communications policy can be found on our website at www.intercontinentalexchange.com under the links “Investors & Media — Governance — Board Communication Policy.”

COMPENSATION MATTERS

ITEM 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on ICE’s executive compensation as reported in this Proxy Statement. As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices.

We urge stockholders to read Compensation Matters — Compensation Discussion & Analysis below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our NEOs. Our Board of Directors and Compensation Committee believe that the policies and procedures articulated in Compensation Matters — Compensation Discussion & Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to ICE’s success.

We are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting:

RESOLVED, that the holders of Common Stock approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion  & Analysis”, the compensation tables and related disclosure.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION OF OUR NEOS.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

Our Compensation Committee is responsible for designing, administering and implementing our executive compensation programs. The Compensation Committee is composed of four directors and each of the four directors is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Code. The Compensation Committee determines the type and level of compensation for executive officers (generally defined as Section 16 officers under the Exchange Act, but the Compensation Committee has historically included all corporate officers under this definition), reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s Executive Bonus Plan, ICE’s broad-based employee annual bonus plan and all of ICE’s equity compensation plans. The Compensation Committee Charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.

In this section, we discuss certain aspects of our compensation program as it relates to our principal executive officer, our principal financial officer, and our three other most highly-compensated executive officers in 2015. These individuals are collectively referred to as our “Named Executive Officers” or “NEOs.”

Name and Position	NEO Status
Jeffrey C. Sprecher Chairman and Chief Executive Officer	Principal Executive Officer

Scott A. Hill Chief Financial Officer	Principal Financial Officer

Charles A Vice President and Chief Operating Officer	Named Executive Officer

David S. Goone Chief Strategic Officer	Named Executive Officer

Thomas W. Farley President, NYSE	Named Executive Officer

Financial Performance Highlights

ICE continued to deliver strong annual operating results as evidenced by the following 2015 performance highlights:

•	Tenth consecutive year of record revenue and adjusted earnings, including record financial results each year as a public company;

•	Consolidated revenues, less transaction-based expenses, increased 8% year-over-year to a record $3.3 billion and adjusted earnings per share grew 26% year-over-year;

•	Returned nearly $1 billion to stockholders through dividends and share repurchases, increased first quarter 2016 dividend by 13% resulting in a 20% increased dividend payout relative to 2015;

•	Three-year total shareholder return in excess of 110% (based on stock price increase from $123.81 on December 31, 2012 to $256.26 on December 31, 2015, plus quarterly dividend payments); and

•	Expanded and strengthened geographic reach, markets served, range of data and risk management services through organic growth and strategic acquisitions.

2015 Advisory Vote Results

At our 2015 Annual Meeting of Stockholders held on May 15, 2015, approximately 97% of stockholders voted to approve the non-binding advisory vote on executive compensation. The Compensation Committee believes this level of stockholder support reflects a strong endorsement of our compensation policies and philosophy and, consistent with our stockholder support, maintained an approach to executive compensation that was materially consistent with our 2014 compensation program. The Compensation Committee will continue to review our executive compensation program as well as consider the outcome of our “say on pay” votes when making future compensation decisions for the NEOs.

Compensation Objectives and Components

Our executive compensation philosophy is to link compensation with individual achievement, company performance, and the creation of stockholder value. This philosophy manifests itself in the following four primary objectives:

•	attract, retain and reward executive officers capable of achieving our business objectives;

•	offer competitive compensation opportunities that reward individual contribution and company performance;

•	align the interests of executive officers and stockholders through long-term equity incentives; and

•	pay total compensation that is commensurate with the performance achieved and value created for stockholders.

Our compensation program offers several distinct elements that are consistent with the objectives outlined above, including:

•

Base salary: A cash base salary enables us to provide regular, stable compensation to our executives and to recruit and retain qualified employees. We operate in global markets, and a competitive base salary is required to develop and maintain a specialized workforce capable of accomplishing ICE’s business objectives. We offer base salaries that are competitive with our peers and commensurate with the industry, the experience of the executive and the scope of the role.

•

Annual bonus: Our cash bonus plan is designed to reward the accomplishment of our annual performance targets. These targets are based primarily on objective and quantitative components, but also include qualitative components for measuring both corporate and individual achievement relative to objectives. For 2015, these performance targets reflected a balance between growth targets, profitability metrics and other key strategic objectives, with a significant portion of the bonus plan funding tied to corporate financial results.

•

Equity compensation: Since our inception, we have offered broad-based equity awards that are intended to align the interests of substantially all employees, including executive officers, with those of stockholders over the long term. We use a variety of equity vehicles, including stock options, time-vesting restricted stock units and performance-based restricted stock units to deliver long-term incentive compensation in a manner that is intended to align employee interests with the interests of our stockholders, while serving as a retention tool through multi-year vesting schedules. Equity ownership requirements are also in place for all of our officers (including our NEOs) and directors. At more senior levels (e.g., executive officers), the Compensation Committee places a heavier emphasis on performance-based awards that are generally comprised of a combination of stock options that only deliver value if ICE’s share price increases above the strike price on the date of grant and other forms of performance-based awards.

•

Benefits and perquisites: As with the base salary, our benefits and perquisites are intended to attract and retain employees through a competitive and comprehensive benefits program. We provide limited benefits and perquisites to our NEOs.

Our Typical Annual Process

As discussed in more detail below, with the help of its independent compensation consultant, the Compensation Committee reviews our executive compensation programs and practices each year. As it relates to 2015, reviews were completed in both 2014 and 2015 that informed decision making for 2015 compensation levels. Generally, as referenced in the relevant sections below, the review completed in 2014 informed decision making regarding target 2015 equity awards granted in January of 2015. The review completed in 2015 then informed decision making regarding salary adjustments in 2015, as well as target 2015 annual incentive opportunities. With the exception of a salary increase for Mr. Farley, and a target equity award increase for Messrs. Farley and Goone, each noted below, these reviews did not result in any changes to executive officer compensation. The next review will be completed in 2016.

Role of Compensation Consultant

The Compensation Committee has engaged a compensation consulting firm to serve as its external compensation consultant since the founding of ICE in 2000. During 2015, the Compensation Committee retained Compensation Advisory Partners, which has served the Compensation Committee since 2011, to advise on executive compensation matters as requested by the Compensation Committee. The information provided by Compensation Advisory Partners in 2015 included: competitive salary, bonus and equity data for certain positions within ICE and benchmarking data against our peers. In addition, Compensation Advisory Partners helped analyze our bonus and equity award programs, provided advice regarding the selection of our peer group, provided updates to the Compensation Committee on trends and regulatory developments, analyzed director compensation and assisted in the review of our compensation plans to determine if the arrangements incented inappropriate risk taking.

The NEOs have not participated in the selection of Compensation Advisory Partners or any other compensation consultant in connection with advice regarding executive and director compensation matters. A representative from our compensation consultant attends most Compensation Committee meetings and is available between meetings as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm. In 2015, Compensation Advisory Partners did not provide any other services to ICE. In compliance with the SEC and NYSE requirements regarding the independence of compensation consultants, Compensation Advisory Partners provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of the firm and its partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

The Compensation Committee’s external compensation consultant has historically prepared an annual, comprehensive benchmarking report based on ICE’s peer group that is used by the Compensation Committee in making decisions regarding base salary, annual bonuses and equity compensation. Compensation Advisory Partners’ analysis focused on a review of competitive compensation practices for a sample of the officer positions at ICE, based on proxy statement data for the companies in the peer groups described below, as well as published survey data.

Custom Compensation Peer Group

The Compensation Committee utilizes a peer group to benchmark ICE’s total compensation program. ICE’s peer group includes comparable financial exchanges, financial services providers, technology companies and related companies based on metrics such as revenue and market capitalization. The peer group is reviewed annually by the Compensation Committee, with assistance and recommendations from its compensation consultant, and adjustments are made as necessary. The Compensation Committee reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings and reports from compensation consulting firms. This information is considered when making recommendations for compensation programs and practices at the Company.

The 2015 peer group did not change from the 2014 peer group and is illustrated below:

CBOE Holdings, Inc.	Hong Kong Exchanges and Clearing Limited	The Nasdaq OMX Group Inc.
Citrix Systems Inc.	ICAP PLC	Northern Trust Corp.
CME Group, Inc.	London Stock Exchange	Salesforce.com Inc.
Deutsche Börse AG	MasterCard, Inc.	State Street Corp.
Fidelity National Information Services Inc.	McGraw-Hill Companies Inc.	TD Ameritrade Holding Corp.
Fiserv Inc.	Moody’s Corp.	Visa Inc.

In light of the 2015 acquisition of Interactive Data Corporation and Trayport, the Compensation Committee will revisit the above peer group in 2016 and anticipates making changes to reflect the Company’s evolving profile. It is expected that the 2016 peer group will inform our 2016 review of our executive compensation programs and practices.

Compensation Practices

For each NEO, the Compensation Committee reviews an analysis of individual compensation levels prepared by its compensation consultant that reports compensation paid to the NEO and compares base salary, total cash compensation (base salary plus annual bonus) and total direct compensation (total cash compensation plus equity compensation) against relevant market data, including peer group data. The results of the comparisons prepared in 2015 are detailed below.

For Mr. Sprecher, our Chief Executive Officer, the Compensation Committee determines individual performance and conducts an annual review of his salary, bonuses and equity awards. For other NEOs, Mr. Sprecher provides input to the Compensation Committee regarding his views on the performance of these other officers during the Compensation Committee’s annual review of salary, bonuses and equity awards. In addition to examining market data on individual positions, the Compensation Committee also focuses on the “total cost of management,” which is an aggregation of total direct annual compensation for the NEOs, excluding any special one-time awards. According to the Compensation Advisory Partners analysis prepared in 2015, our “total cost of management” approximated the 75th percentile of the peer group.

We do not maintain formal targets for the allocation of total compensation through each compensation element outlined above. We do strive to maintain a low fixed-cost compensation structure (i.e., base salary, benefits and perquisites) and to deliver the majority of value through variable pay elements (i.e., annual bonus and equity-based performance awards). We have maintained this “pay for performance” orientation since our founding and believe it is an important element of our entrepreneurial culture.

The average mix of targeted compensation for our NEOs in 2015 was approximately:

•	87% of targeted compensation was delivered through variable, performance-based compensation elements;

•	61% of targeted compensation was delivered through long-term equity-based incentives (comprised of stock options and performance-based restricted stock unit awards);

•	26% of targeted compensation was delivered through annual performance incentives (the targeted 2015 cash bonus awards under the Executive Bonus Plan); and

•	13% of targeted compensation was delivered through base salary.

The mix of cash and non-cash compensation and of base and incentive compensation is illustrated by the following chart:

Mix of 2015 Targeted

Compensation for NEOs

Based on a review by Compensation Advisory Partners, our mix of compensation continues to emphasize variable incentive compensation, rather than fixed compensation, to a greater degree than our peer group. This focus on variable incentive compensation is consistent with the Compensation Committee’s emphasis on performance-based awards for officers and our compensation philosophy.

We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term equity awards, when combined with our clawback policy and stock ownership requirements, each discussed below, has the additional benefit of discouraging employees from taking inappropriate risks.

Risk Assessment with Respect to Compensation

The Compensation Committee, with the assistance of its compensation consultant and management, has completed a review of compensation policies and programs, including those not applicable to NEOs, and does not believe there are circumstances where the risks arising from these policies or programs are reasonably likely to have a material adverse effect on ICE. The review examined the balance of fixed and variable elements of compensation, mix of cash and non-cash components and focus on both annual and longer-term operational and financial performance alignment with stockholder interests. Moreover, we designed into our compensation program certain structural features that align our NEOs’ financial incentives with those of our stockholders and mitigate inappropriate risk-taking by our executives, including our NEOs, such as a clawback policy, stock ownership requirements, and a total compensation mix weighted in favor of long-term, equity based awards. The Compensation Committee continues to monitor the risk exposure of our compensation policies and programs.

Elements of Compensation

The Compensation Committee considers each NEO’s total compensation package when making changes to the individual elements that comprise the NEOs’ compensation. For example, if the Compensation Committee makes a change to an officer’s base salary, the Compensation Committee reviews the change in light of the other elements of compensation, including the annual bonus and annual equity award.

Base Salary

We have historically targeted a base salary for each NEO that is between the median and 75th percentile of the market relative to our peer group depending on the NEO’s experience in his or her respective position, individual performance, impact on the organization and retention concerns, although the Compensation Committee retains discretion to set compensation. With the assistance of Compensation Advisory Partners, the Compensation Committee reviewed NEO base salary levels in 2015 and found the competitive positioning relative to peers as detailed in the below table. After reviewing the information and in consultation with Compensation Advisory Partners, the Compensation Committee determined that, other than the adjustment to Mr. Farley’s salary made in connection with his 2014 promotion to President, NYSE, no other NEO salary adjustments would be made in 2015.

Name and Position	Base Salary Positioning Relative to Peer Group	Current Annual Salary
Jeffrey C. Sprecher Chairman and Chief Executive Officer	50th Percentile	$1,050,000 (no change from 2014)

Charles A. Vice President and Chief Operating Officer	50th to 75th Percentile	$ 750,000 (no change from 2014)

Scott A. Hill Chief Financial Officer	50th Percentile	$ 700,000 (no change from 2014)

David S. Goone Chief Strategic Officer	50th to 75th Percentile	$ 650,000 (no change from 2014)

Thomas W. Farley President, NYSE	50th to 75th Percentile	$ 650,000 (4.8% increase effective January 1, 2015)

In making 2015 compensation decisions, the Compensation Committee considered these base salary findings in connection with the findings of total cash and total direct compensation competitiveness noted below. Please see below for a discussion of the individual contributions and company achievements considered in making these decisions.

Annual Bonus

Our annual bonuses are structured to deliver total cash compensation that is competitive with our peers for commensurate performance, and we typically target a range between the median and 75th percentile of the market depending on the officer’s experience in his or her respective position, impact on the organization and corporate and individual performance, although the Compensation Committee retains discretion to award greater or lesser amounts. NEOs participate in our stockholder approved Executive Bonus Plan and target annual bonus and total cash compensation opportunities are reviewed each year. With the assistance of Compensation Advisory Partners, the Compensation Committee reviewed NEO total cash compensation opportunities in 2015 and found the competitive positioning relative to peers as detailed in the below table. After reviewing the information and in consultation with Compensation Advisory Partners, the Compensation Committee determined that no NEO bonus target adjustments would be made in 2015.

Name and Position	Target Total Cash Positioning Relative to Peer Group*	2014 Target Bonus Opportunity (% of base salary)	2015 Target Bonus Opportunity (% of base salary)
Jeffrey C. Sprecher Chairman and Chief Executive Officer	Above 75th Percentile	250%	250% (no change from 2014)

Charles A. Vice President and Chief Operating Officer	75th Percentile	200%	200% (no change from 2014)

Scott A. Hill Chief Financial Officer	Above 75th Percentile	175%	175% (no change from 2014)

David S. Goone Chief Strategic Officer	Above 75th Percentile	175%	175% (no change from 2014)

Thomas W. Farley President, NYSE	Above 75th Percentile	175%	175% (no change from 2014)

*	“Target Total Cash” equals base salary plus target annual bonus.

Actual bonuses paid in any year may range from no payments to bonus payments above the established target level based on company and individual performance. However, executive officers may not receive a bonus that exceeds 200% of the established target level. Further, any potential payments are limited according to the terms of the Executive Bonus Plan.

At the beginning of each year, the Compensation Committee, and as it relates to financial and strategic metrics, the Board of Directors, approves company and individual goals for the year. From these goals, management business objectives, or MBOs, are established that serve as the performance measures for that year’s annual bonus plan. These well-defined company and individual MBOs primarily are made up of financial objectives (90%) and non-financial objectives (10%). For purposes of 2015 annual bonuses, the financial measures included revenue performance and net income performance. The non-financial performance measures included items such as market share, product launches, integration of acquisitions and key technology initiatives.

In addition to establishing officer bonus levels, these MBOs are used in determining the bonus pool for all employees in our broad-based employee annual bonus plan.

At the end of each year, the Compensation Committee evaluates the Executive Bonus Plan funding (which is equal to 3% of EBITDA) and awards annual bonus payments to the NEOs, relative to the target payments for the NEOs based on the achievement of the above noted, pre-established MBOs (covering both company and individual performance). The Compensation Committee also determines the overall bonus pool available for our broad-based employee annual bonus plan, based on the same MBO achievement criteria. This performance review necessarily involves a subjective assessment of corporate and individual performance by the Compensation Committee as it relates to non-financial performance. The Compensation Committee believes that it is appropriate to use some subjective assessments (within the context of the objective funding formula and maximum bonus amounts provided for in the stockholder approved Executive Bonus Plan) as part of the annual bonus determination in light of ICE’s growth, its rapidly evolving industry, the existence of few direct peer companies and the challenges inherent in establishing objective and strictly budget-based goals in a dynamic environment. The Compensation Committee reviews ICE’s performance relative to the MBOs and also monitors the bonus accruals throughout the fiscal year. The Compensation Committee strives to set the performance targets for the annual bonus plan at levels that are challenging but achievable, and incorporates a significant degree of “stretch” to encourage and reward outstanding corporate performance. The payouts are leveraged to provide higher payments in years of exceptional performance and lower payments in years where performance is below the target level. The Compensation Committee believes the 2015 goals were properly challenging given the economic and competitive conditions facing ICE.

In December 2015 and February 2016, the Compensation Committee reviewed ICE’s performance against the pre-established MBOs and the separate aggregate cap in the Executive Bonus Plan for 2015, and authorized payments for the NEOs noted in the table below by applying the framework discussed above. While reviewing ICE’s performance, the Compensation Committee examined, among other things, financial and non-financial performance metrics to determine the annual bonus awards for 2015 and evaluated the cumulative bonus amounts relative to the bonus pool funding of $63,114,330 (equal to 3% of 2015 EBITDA) provided by the terms of the stockholder approved Executive Bonus Plan. The following 2015 financial goals were evaluated for purposes of determining annual bonus awards:

Financial Metric	2015 Goal*	2015 Actual**	2015 Actual Compared to 2015 Goal
Consolidated Revenues (weighted 30%)	$3,193 Million	$3,287 Million	102%
Consolidated Net Income Attributable to ICE (weighted 60%)	$1,205 Million	$1,347 Million	111%

*	Excludes discontinued operations.
**	Excludes the results of the acquisitions of Interactive Data Corporation and Trayport, which both closed in December 2015, and adjusted for transaction expenses in excess of budget.

The above weighted financial performance achievement, which accounts for 90% of the overall bonus determination, yields an achievement of approximately 106% of the 2015 financial goals.

In addition to financial performance, the Compensation Committee considered the 2015 non-financial performance relative to MBOs.

The Compensation Committee also considered the following individual contributions:

•

Mr. Sprecher: continued strategic foresight and market leadership; significant work with global regulators, lawmakers and investors; ongoing strategic expansion into data services with acquisitions of Interactive Data Corporation and Trayport; development of executive leadership team, and launch of ICE Futures Singapore and ICE Clear Singapore.

•

Mr. Vice: leadership in strategic requirements under global financial reform; system reliability, performance and scale enhancements across all of ICE’s technology platforms; significant progress in ICE’s overall desktop strategy; new product launches; and leadership in the identification and mitigation of key risks and uncertainties related to projects and daily operations.

•

Mr. Hill: leadership in the acquisitions of Interactive Data Corporation and Trayport, including the financing of these transactions; leadership in budgeting, forecasting and scenario planning processes, as well as risk assessments; successful implementation of key risk management and control procedures across the enterprise; accurate and timely production of our financial results and public filings; significant work with institutional investors, rating agencies and analysts; and leadership and coordination of our clearing houses.

•

Mr. Goone: continued strategic foresight; ICE Benchmark Administration’s continued development and growth, including addition of direct participants to the Gold Price, and selection as ISDAFIX (ICE Swap Rate) and ISDA SIMM benchmarks; acquisitions of Interactive Data Corporation and Trayport; oversight and board leadership for key investments (Cetip, DTCC and OCC) and launch of ICE Futures Singapore and ICE Clear Singapore.

•

Mr. Farley: continued equity market and listings leadership; significant progress in building relationships and redefining the NYSE brand; and significant progress in driving improved business results and efficiencies within NYSE.

Based on these factors and accomplishments, the Compensation Committee determined that management met their non-financial MBO’s for 2015 and scored non-financial performance, which accounts for 10% of the overall bonus determination, at target.

Based on the performance and considerations described above, the following annual bonus awards for fiscal year 2015 were approved by the Compensation Committee:

Name and Position	2015 Annual Bonus
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$2,782,500 (106% of target)

Charles A. Vice President and Chief Operating Officer	$1,590,000 (106% of target)

Scott A. Hill Chief Financial Officer	$1,298,500 (106% of target)

David S. Goone Chief Strategic Officer	$1,205,800 (106% of target)

Thomas W. Farley President, NYSE	$1,205,800 (106% of target)

All annual bonus awards for the NEOs were paid in cash during February 2016, and are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

For purposes of the 2016 Annual Incentive Plan, the Company will utilize the same financial measures and weightings as used in 2015. With regard to specific performance goals for 2016, we note that because the Company does not provide detailed revenue or earnings guidance, the specific 2016 financial goals are not detailed in this filing. Please refer to the Investors section of our website (www.intercontinentalexchange.com) for publicly available information related to our financial performance. We will publish the 2016 targets and the corresponding 2016 achievement in our 2017 Proxy Statement filing.

Equity Compensation

The Compensation Committee believes that long-term incentives, primarily delivered through equity grants, are an effective vehicle to align the interests of executive officers with those of our stockholders and serve as a retention tool through multi-year vesting schedules. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing its grants. The Compensation Committee believes that the benefits to ICE stockholders resulting from equity award grants to our NEOs, including interest alignment and discouraging employees from taking inappropriate business risks, however, outweigh the adverse effects of such potential dilution. The value of the equity awards granted to our NEOs is designed to target total direct compensation between the median and 75th percentile of ICE’s peer group, though actual awards may vary based on individual performance, internal pay equity considerations and retention objectives, as determined in the Compensation Committee’s discretion.

We established the January 2015 equity award levels, with the assistance of Compensation Advisory Partners, based on 2014 performance as well as the competitive positioning relative to peers. In determining the award levels detailed below, the Compensation Committee considered the overall mix of variable compensation delivered through cash and equity, the critical need for executive retention and the competitive positioning relative to peers when considering each individual’s experience and each individual’s continued level of leadership. The resulting 2015 positioning of compensation relative to peers based on 2015 data is included in the table below.

Name and Position	Target Total Direct Compensation Positioning Relative to Peer Group	Target Grant Date Value of 2014 Equity Awards	Target Grant Date Value of 2015 Equity Awards*
Jeffrey C. Sprecher Chairman and Chief Executive Officer	75th Percentile	$7,000,000	$7,000,000 (no change from 2014)

Charles A. Vice President and Chief Operating Officer	Above 75th Percentile	$4,500,000	$4,500,000 (no change from 2014)

Scott A. Hill Chief Financial Officer	75th Percentile	$3,000,000	$3,000,000 (no change from 2014)

David S. Goone Chief Strategic Officer	Above 75th Percentile	$1,750,000	$2,500,000 (42.9% increase from 2014)

Thomas W. Farley President, NYSE	Above 75th Percentile	$2,000,000	$2,300,000 (15.0% increase from 2014)

*	Equity grants for our NEOs in 2015 were made under our 2013 Omnibus Employee Incentive Plan.

When determining vehicles to use for the annual equity award, the Committee seeks to maintain a focus on both growth and performance. The Committee used stock options to account for 25% of the target award value. We chose stock options as a means of linking a portion of the long-term incentive award for our most senior executives directly to our Company’s stock price growth and performance. The Committee believes the use of stock options is appropriate given the Company’s continued positioning as a growth company.

The Committee used performance-based restricted stock units to account for 75% of the target award value. We chose performance-based restricted stock units as a means of rewarding senior executives for delivering on pre-established performance goals. The performance-based restricted stock units were subject to ICE’s 2015 EBITDA performance as well as a stock market condition that could have reduced the number of shares that were earned above target based on ICE’s 2015 total shareholder return, or TSR, performance as compared to the S&P 500 index. In the event ICE outperformed the EBITDA target for this award, the stock market condition would have reduced the number of shares earned above target by 10% if the TSR on ICE’s Common Stock during 2015 was below the S&P 500 index by 10% or less and reduced such shares by 20% if the TSR on ICE’s Common Stock during 2015 was below the S&P 500 index by more than 10%. The number of shares that could have been earned under the performance-based restricted stock unit awards ranged from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold (85% of the EBITDA goal), 100% of the target award for performance at the target and 200% of the target award for performance at the maximum (113% of the EBITDA goal) performance level.

The Committee considered a number of items when establishing the 2015 performance measure and performance period utilized in the performance-based restricted stock unit awards. The Committee determined that EBITDA was the most appropriate performance measure for a number of reasons, including the Committee’s assessment that EBITDA is a very strong indicator of Company performance and shareholder value, and is the most prominent measure evaluated when determining the financial impact of potential acquisitions. The Committee determined that a one-year performance period is appropriate again in 2015, instead of a longer period, because of the Company’s continued growth trajectory due, in part, to our acquisitive nature. As a growth company that is continually developing new products and services and entering new markets, it is difficult to establish a reliable multi-year performance target that properly incentivizes management. Further, a multi-year performance target would necessarily exclude the impact of future acquisitions, including the recently closed Interactive Data Corporation and Trayport acquisitions. By utilizing a one-year performance period, the Committee has the opportunity to reset targeted EBITDA performance each year to account for the impact and financial expectations of new products, services, markets and acquisitions. Because EBITDA has been utilized as a consistent measure for these types of awards, the Committee has the opportunity to ensure the year-over-year targets have a sufficient degree of stretch. As noted in the Peer Group section above, in light of our recent acquisitions of Interactive Data Corporation and Trayport, the Compensation Committee will reevaluate our executive compensation programs and practices against what we expect to be revised peer group practices in 2016. This review will include a re-evaluation of our use of a one-year performance measure in our performance-based restricted stock unit awards.

Both the stock option and performance-based restricted stock unit awards vest over the three years following grant, subject to continued employment, which provides for continued retention as well as a link to shareholder return.

The following equity awards were made to the NEOs on January 20, 2015:

Name	Stock Options	Performance-Based Restricted Stock Units at Target Performance
Jeffrey C. Sprecher	42,745	25,244
Charles A. Vice	27,479	16,228
Scott A. Hill	18,319	10,818
David S. Goone	15,266	9,015
Thomas W. Farley	14,044	8,294

The January 20, 2015 stock options have a strike price of $207.97, which was the closing price of our Common Stock on the grant date.

In connection with the performance-based restricted stock units granted in January 2015, at a meeting in early February 2016, the Compensation Committee determined that ICE’s EBITDA for 2015 was 106% of target, as illustrated below.

Financial Metric	2015 Goal*	2015 Actual**	2015 Actual Compared to 2015 Goal
Consolidated EBITDA	$2,058 Million	$2,186 Million	106%

*	Excludes discontinued operations.
**	Adjusted for transaction expenses in excess of budget.

Pursuant to the terms of the awards, certain costs attributable to merger and acquisition activity were excluded based on the rationale that ICE does not want to discourage future acquisition attempts when opportunities arise. Because ICE’s 2015 EBITDA performance was above target, ICE’s 2015 TSR was evaluated relative to that of the S&P 500. The Company’s TSR of 14% was found to exceed that of the S&P 500 at 0%. The impact of the above target EBITDA performance resulted in individual awards at 147.7% of the target level. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on January 20, 2015 vested on February 17, 2016. Based on continued employment, the second tranche (1/3) of shares earned is scheduled to vest in February 2017 and the final tranche (1/3) of shares earned is scheduled to vest in February 2018.

The following table illustrates the January 20, 2015 performance-based restricted stock units earned based on 2015 performance:

Name	Performance-Based Restricted Stock Units at Target Performance	Performance-Based Restricted Stock Units at Actual Performance (147.7% of Target Shares)
Jeffrey C. Sprecher	25,244	37,285
Charles A. Vice	16,228	23,968
Scott A. Hill	10,818	15,978
David S. Goone	9,015	13,315
Thomas W. Farley	8,294	12,250

Equity awards for all officers are normally approved at a scheduled Compensation Committee meeting. ICE management is not authorized to approve equity awards for officer-level employees, and does not have the discretion or authority to govern the timing of equity awards. In 2015, no equity awards for officers were approved outside of a Compensation Committee meeting. ICE uses the closing price of its Common Stock on the NYSE on the grant date for purposes of establishing the strike price of stock options and for accounting purposes of other equity awards. ICE has not issued stock options with an exercise price below the fair market value of its Common Stock on the grant date.

For purposes of the 2016 performance-based restricted stock unit award, the Company utilized the same financial measure and performance period. With regard to specific performance goals for 2016, we note that because the Company does not provide detailed revenue or earnings guidance, the specific 2016 financial goals are not detailed in this filing. Please refer to the Investors section of our website (www.intercontinentalexchange.com) for publicly available information related to our financial performance. We will publish the 2016 target and the corresponding 2016 achievement in our 2017 Proxy Statement filing.

Benefits and Perquisites

ICE provides medical insurance, life and disability insurance and other benefits to executives that are generally available to other employees. For its U.S. executive officers, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $100,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be provided pursuant to the limits in our group disability plans ($10,000 per month). Our contributions to these benefits programs are included in the 2015 All Other Compensation section of the Summary Compensation Table below. In January 2012, the Compensation Committee approved a Corporate Aircraft Policy which, among other things, included the authorization of up to $75,000 of incremental cost to ICE for personal use of company-owned or leased aircraft by each of Mr. Sprecher and Mr. Vice. In 2015, neither executive had any such unreimbursed personal use of company-owned aircraft. There were no other perquisites provided to any of our executive officers in 2015 that would require disclosure in the Summary Compensation Table.

Retirement Plans

We provide retirement benefits to U.S. corporate officers through a 401(k) retirement plan on the same terms and conditions as those offered to all ICE employees. Generally, in 2015, we provided an immediately vested matching contribution of 100% of the first 6% of employee deferrals of eligible compensation, subject to Internal Revenue Service limits ($265,000 per individual in 2015). We do not offer an active defined benefit pension plan or any other form of active supplemental executive retirement plan.

Clawback Policy

We have adopted a compensation recoupment, or “clawback” policy, to permit ICE to seek recovery of performance-based incentive awards in the event of certain financial statement restatements. The clawback policy states:

Effective December 9, 2010, it is ICE’s policy that if ICE’s financial statements are required to be restated due to intentional misconduct and/or fraud, the Compensation Committee will, when deemed appropriate in its discretion, direct that ICE seek to recover all or a portion of any affected award made to officers who have engaged in the intentional misconduct and/or fraud that caused the need for the restatement with respect to any fiscal period of ICE. An “affected award” includes any cash or equity-based bonus or incentive compensation payment awarded or given to the employee after the effective date of this policy, and the net proceeds of any stock options exercised after the effective date of this policy, that were advantaged by the filing of the financial statements that were required to be restated.

The amount to be recovered from such individual shall be the estimated amount up to which the affected award exceeded the amount that would have been paid to (or received by) the employee had ICE’s financial statements been properly stated. The Compensation Committee has the authority to determine an appropriate recovery amount, if any, under the circumstances, and whether to initiate or continue pursuing a recovery, based upon factors consistent with the Compensation Committee’s exercise of its fiduciary duties and the Compensation Committee’s good faith reliance upon information, opinions or advice from professional advisors, consultants or experts.

When the clawback provision under the Dodd-Frank Wall Street Reform and Consumer Protection Act is finalized and adopted, we will update our policy, as necessary.

Termination of Employment and Change of Control Payments

We have entered into employment agreements with each of our NEOs that provide benefits upon certain employment terminations, including certain terminations in connection with a “Change in Control” of ICE. The terms of these employment agreements are discussed in more detail in the narrative following the 2015 Summary Compensation Table below. The Compensation Committee believes that employment agreements with termination and certain Change in Control protections are appropriate and necessary to attract and retain executive level talent and to mitigate uncertainty and distraction of our management team in the event that the employment of any of our NEOs terminates. The Compensation Committee intends that the terms of NEO employment agreements be consistent with market practice, as adjusted for our business considerations, and periodically reviews the terms of our NEOs’ employment agreements compared to market practice. The employment agreements with our NEOs do not include any Code Section 280G “golden parachute” excise tax gross-up provisions.

The Change in Control protections for NEOs require a “double-trigger” (i.e., two events must occur before any severance payment is made: there must be a Change in Control and the executive officer’s employment must be involuntarily terminated) before a payment is provided. The Compensation Committee opted for a “double-trigger,” rather than providing for payments solely on the basis of a Change in Control, because the Compensation Committee believes this to be more consistent with the purpose of encouraging the continued employment of our NEOs following a Change in Control and with market practice. Furthermore, the Change in Control provisions provide significant retention value with respect to our NEOs.

Stock Ownership Policy, Retention Recommendations and Global Personal Trading Policy

Stock Ownership Policy

The Compensation Committee believes that it is in the best interests of stockholders for ICE’s executives and directors to own a significant amount of ICE Common Stock. Moreover, a meaningful direct ownership stake by our executives and directors demonstrates to our other investors and stockholders a strong alignment of interests and commitment to ICE’s success, and also provides a structural mechanism to discourage our executives from taking inappropriate business risks. Accordingly, ICE’s Stock Ownership Policy is applicable to all ICE officers (including all of the NEOs) and directors, and requires the following level of ownership (expressed as a multiple of base salary for executives and a multiple of annual cash retainer for directors):

Position	Ownership Multiple Policy Requirement	Average NEO Stock Ownership Multiple of Base Salary*
Chief Executive Officer	10 times base salary	280 times (Sprecher)
President	4 times base salary	32 times (Vice)
C-Level Executives and Senior Vice Presidents	2 times base salary	17 times (Hill/Goone/Farley)
Vice Presidents and any other corporate officers	1 times base salary	All in compliance
Members of the Board of Directors of ICE	5 times annual cash retainer	All in compliance

*	As defined in the Stock Ownership Policy and summarized above as of the record date.

In establishing the ownership multiple, the Compensation Committee considered information about ownership multiples at its peer companies and recommendations from third-party groups such as Institutional Shareholder Services (or ISS) and its external compensation consultant. “Ownership,” for purposes of this Stock Ownership Policy, includes: (i) shares of ICE Common Stock that are owned outright (including those held by a spouse or dependent children), (ii) vested “in-the-money” stock options and (iii) unvested restricted stock, restricted stock units and any deferred vested restricted stock units that are not subject to any performance-based vesting metric. All unvested stock options, “underwater” stock options and unearned performance-based equity awards do not count towards the ownership targets. A newly appointed corporate officer will have five years from his or her date of hire or appointment as an officer to comply with this Stock Ownership Policy and a new director will have three years from his or her date of joining the Board of Directors to comply with this Stock Ownership Policy. The Compensation Committee will monitor the ownership levels of its executives and directors during this transition period.

The Compensation Committee monitors the stock ownership levels of our officers and directors on at least an annual basis. In the event of a corporate officer or director’s noncompliance with ICE’s stock ownership policy, the Compensation Committee will review the facts and circumstances regarding the noncompliance and will use its discretion in determining the appropriate corrective actions and/or penalties. Such corrective actions and penalties include, but are not limited to, instructing the officer or director to buy shares of our Common Stock in the open market to comply with the Stock Ownership Policy, reducing or eliminating future equity grants to the officer or director until they comply with the Stock Ownership Policy or issuing a warning to the officer or director. To date, there have been no instances of noncompliance with the Stock Ownership Policy.

Retention Recommendations

To facilitate meeting the minimum holding requirements as specified in this Stock Ownership Policy in a timely fashion, the Compensation Committee recommends that all corporate officers and directors retain a minimum of 50% of the net value of shares obtained pursuant to each stock option exercise and the vesting of restricted stock for all future grants of stock options or restricted stock until such corporate officer or director has satisfied the minimum stock ownership targets for his or her position. Further, the Compensation Committee recommends that a minimum of 50% of the net value of each stock option exercise and vesting of restricted stock for grants awarded to the Chief Executive Officer after 2012 should be retained for three years beyond the applicable exercise or vesting date.

Global Personal Trading Policy

In addition, as discussed above, our Global Personal Trading Policy prohibits employees and directors from entering into hedging transactions in our securities, as well as pledging our securities.

Policy on Deductibility of Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. Performance-based compensation paid under a plan that has been approved by ICE’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Compensation Committee of the Board of Directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

Our policy is to strive to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives, and accordingly the Compensation Committee retains discretion to award compensation that exceeds deductibility limitations if it deems appropriate in the circumstances. To effect this policy, we currently maintain two primary incentive plans

(the 2013 Omnibus Employee Incentive Plan and the Executive Bonus Plan, which were approved by stockholders in 2013 and 2009, respectively) used for awards to our NEOs and designed to be compliant with Section 162(m) in order to preserve ICE’s ability to provide compensation that is “performance-based” within the meaning of the Code and therefore preserve ICE’s ability to maximize the deductibility of executive compensation.

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table presents information relating to the compensation earned by the NEOs for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Deal Bonus ($)(1)	Stock Awards ($) (2)		Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Jeffrey C. Sprecher	2015	1,050,000	—	5,144,941		1,749,980	2,782,500	109,027	10,836,448
Chairman and Chief Executive Officer	2014	1,050,000	—	5,144,920		1,749,994	2,625,000	51,131	10,621,045
	2013	1,050,000	—	13,674,765		1,249,977	1,974,000	32,728	17,981,470

Scott A. Hill	2015	700,000	—	2,204,797		749,980	1,298,500	60,545	5,013,822
Chief Financial Officer	2014	700,000	—	2,204,724		749,959	1,225,000	30,548	4,910,231
	2013	635,227	875,000	4,462,202		624,969	987,000	22,326	7,606,724

Charles A. Vice	2015	750,000	—	3,307,334		1,124,990	1,590,000	74,603	6,846,927
President and Chief Operating Officer	2014	750,000	—	3,307,403		1,124,961	1,500,000	90,589	6,772,953
	2013	750,000	875,000	5,197,255		874,980	1,233,751	44,591	8,975,577

David S. Goone	2015	650,000	—	1,837,331		624,990	1,205,800	58,614	4,376,735
Senior Vice President, Chief Strategic Officer	2014	639,583	—	2,785,803		437,465	1,137,500	31,736	5,032,087
	2013	606,864	500,000	1,286,096		437,490	881,250	25,077	3,736,777

Thomas Farley	2015	650,000	—	1,690,372		574,961	1,205,800	43,529	4,164,662
President, NYSE Group	2014	620,000	—	1,469,886		499,972	1,085,000	23,635	3,698,493
	2013	602,727	500,000	2,786,038	(6)	437,490	874,200	18,913	5,219,368

(1)	The amounts listed in this column represent bonuses paid upon the closing of the NYSE Euronext acquisition in 2013 and are discussed fully in the proxy statement for our annual meeting of stockholders filed with the SEC on March 31, 2014.

(2)	The amounts in this column represent the aggregate grant date fair value of all restricted stock unit grants in 2015, calculated in accordance with FASB Accounting Standards Codification 718, or ASC Topic 718 on the grant date, which is equal to our closing price on the grant date times the number of performance-based restricted stock units projected to be earned based on the probable outcome of the EBITDA performance condition, less a reduction on performance-based award fair value based on the probability that the TSR market condition is not achieved. Amounts shown are for performance-based restricted stock unit awards that were granted in January 2015, February 2014, January 2013, and November 2013 (one-time merger-related award). A one-time merger-related restricted stock unit award to Mr. Goone in 2014 is also reflected in this column. Additional information regarding the 2015 grants is described under Equity Compensation in the Compensation Discussion & Analysis, footnote 2 of the 2015 Grants of Plan-Based Awards Table and Note 10 to our Consolidated Financial Statements for 2015 (filed with our Annual Report on Form 10-K). If the maximum level of performance were achieved for 2015, the reported amounts would equal $10,289,990, $4,409,646, $6,614,877, $3,674,705 and $3,380,810 for each of Messrs. Sprecher, Hill, Vice, Goone and Farley, respectively.

(3)

The amounts in this column represent the aggregate grant date fair value of all stock option grants in the calendar year. Additional details of the 2015 stock option awards are included in the Equity Compensation section of the Compensation Discussion & Analysis and footnote 1 of the 2015 Grants of Plan-Based Awards Table. These values were calculated in accordance with ASC Topic 718 on the date of grant using the following assumptions: risk-free interest rate 1.08%; expected life five years; expected volatility 24%; and expected dividend yield 1.25%, as further described in Note 10 to our Consolidated Financial Statements for 2015 (filed with our Annual Report on Form 10-K). The values for January 2014 grants were calculated using the following assumptions: risk-free interest rate 1.23%; expected life five years; expected volatility 27%; and expected dividend yield 1.26%. The values for the January 2013 grants were calculated using the following assumptions: risk-free interest rate 0.53%; expected life four years; expected volatility 37%; and expected dividend yield 0%.

(4)	The amounts in this column represent fiscal year 2013 through 2015 cash bonus awards that were paid in February of the following calendar year. For 2015, during February 2016 the NEOs were paid the amounts reported in the 2015 row of the “Non-Equity Incentive Plan Compensation” column under the Executive Bonus Plan, or EBP.

(5)	The amounts in this column represent the items in the 2015 All Other Compensation Table below.

(6)	In the proxy statement for our annual meeting of stockholders filed with the SEC on March 30, 2015, or the 2015 Proxy Statement, the amount reported for Mr. Farley’s 2013 Stock Awards inadvertently excluded a one-time merger-related grant of restricted stock units with a grant date value of $1,500,000. Mr. Farley was not an NEO in 2013 (and would not have been taking into account the corrected amounts above), but was an NEO for 2014 and 2012. Consequently, under SEC disclosure rules, our 2015 Proxy Statement was required to report his compensation for 2013.

2015 All Other Compensation

The following table provides details regarding the perquisites received by each of the NEOs, as well as the other elements of compensation listed in the “All Other Compensation” column of the Summary Compensation Table, for the fiscal year ended December 31, 2015.

Name	401(k) Matching Contributions ($)(1)	Life Insurance Premiums ($)(2)	Disability Insurance Premiums ($)(3)	Other Amounts ($) (4)	Total ($)

Jeffrey C. Sprecher	15,900	11,120	8,858	73,149	109,027

Scott A. Hill	15,900	1,632	7,944	35,069	60,545

Charles A. Vice	15,900	2,525	6,178	50,000	74,603

David Goone	15,900	3,150	9,177	30,387	58,614

Thomas Farley	15,900	741	5,423	21,465	43,529

(1)	The amounts in this column for Messrs. Sprecher, Hill, Vice, Goone and Farley represent fiscal year 2015 matching contributions under our 401(k) and Profit Sharing Plan. The matching formula is 100% of the first 6% of the eligible employee’s compensation contributed to the 401(k) Plan, subject to plan and statutory limits. Each NEO participates under the same terms and conditions as all other eligible employees.

(2)	The amounts in this column represent fiscal year 2015 payments of term life insurance policy premiums.

(3)	The amounts in this column represent fiscal year 2015 payments of supplemental disability insurance policy premiums.

(4)	The amounts in this column for each NEO represent fiscal year 2015 payments of dividend equivalent rights that are earned by all employees on their unvested equity awards that are not subject to a performance period in the amount of: Mr. Sprecher: $73,149, Mr. Hill: $35,069, Mr. Vice: $50,000, Mr. Goone: $30,387, and Mr. Farley: $21,465.

2015 Grants of Plan-Based Awards

The following table presents information relating to equity awards granted to the NEOs in fiscal year 2015. References in the table to “2013 OIP” refer to the 2013 Omnibus Employee Incentive Plan, and “EBP” refers to the Executive Bonus Plan.

	Grant Date and Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Jeffrey C. Sprecher
2013 OIP	1/20/2015(1)							42,745	207.97	1,749,980
2013 OIP	1/20/2015(2)				12,622	25,244	50,488			5,144,941
EBP	(3)	N/A	2,625,000	5,250,000

Scott A. Hill
2013 OIP	1/20/2015(1)							18,319	207.97	749,980
2013 OIP	1/20/2015(2)				5,409	10,818	21,636			2,204,797
EBP	(3)	N/A	1,225,000	2,450,000

Charles A. Vice
2013 OIP	1/20/2015(1)							27,479	207.97	1,124,990
2013 OIP	1/20/2015(2)				8,114	16,228	32,456			3,307,334
EBP	(3)	N/A	1,500,000	3,000,000

David S. Goone
2013 OIP	1/20/2015(1)							15,266	207.97	624,990
2013 OIP	1/20/2015(2)				4,508	9,015	18,030			1,837,331
EBP	(3)	N/A	1,137,500	2,275,000

Thomas W. Farley
2013 OIP	1/20/2015(1)							14,044	207.97	574,961
2013 OIP	1/20/2015(2)				4,147	8,294	16,588			1,690,372
EBP	(3)	N/A	1,137,500	2,275,000

(1)	Represents stock options granted on January 20, 2015. These values were calculated in accordance with ASC Topic 718 on the date of grant. Please see footnote 3 of our Summary Compensation Table for additional discussion of these grants.

(2)	Represents performance-based restricted stock units granted on January 20, 2015 with a three-year vesting schedule (33.3% vesting on February 17, 2016, upon approval of 2015 actual performance compared to the targets, and 33.3% on each of February 17, 2017 and 2018). The number of shares issued is determined based on the accomplishment of a 2015 financial target as well as the company’s total shareholder return relative to the S&P 500 index. Please see the Equity Compensation section in the Compensation Discussion & Analysis for additional discussion of this grant. The grant date fair value of this award was calculated in accordance with ASC Topic 718, and such accounting is further described in Note 10 to our Consolidated Financial Statements for 2015 (filed with our Annual Report on Form 10-K). The actual performance-based restricted stock units earned based on 2015 performance were higher than the target amounts noted in the above table and were: Mr. Sprecher: 37,285 shares; Mr. Hill: 15,978 shares; Mr. Vice: 23,968 shares; Mr. Goone: 13,315 shares; and Mr. Farley: 12,250 shares.

(3)	Represents full-year target bonus payout levels. Bonus targets as a percentage of salary for 2015 were as follows: 250% of salary for Mr. Sprecher, 200% of salary for Mr. Vice, 175% of salary for Messrs. Hill, Goone and Farley. Actual awards granted in any given year may range from no payout to bonus payments up to 200% above the established target levels. However, any bonus payment must be earned in accordance with the terms of the Executive Bonus Plan. For fiscal year 2015, the Compensation Committee authorized the following cash payments, pursuant to the Executive Bonus Plan: Mr. Sprecher: $2,782,500, Mr. Hill: $1,298,500, Mr. Vice: $1,590,000, Mr. Goone: $1,205,800 and Mr. Farley: $1,205,800.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information relating to outstanding equity awards held by the NEOs for the fiscal year ended December 31, 2015, based on the closing price of $256.26 for our Common Stock on the NYSE on December 31, 2015. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan, “2009 OIP” refer to the 2009 Omnibus Incentive Plan, and “2013 OIP” refer to the 2013 Omnibus Employee Incentive Plan.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (# Exercisable)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jeffrey C. Sprecher
2000 SOP	12/28/2007		14,023	—	189.43	12/28/2017
2000 SOP	12/16/2008		13,432	—	80.17	12/16/2018
2009 OIP	12/10/2009		26,672	—	106.00	12/10/2019
2009 OIP	1/11/2011		21,216	—	112.48	1/11/2021
2009 OIP	1/17/2012		22,173	—	112.15	1/17/2022
2009 OIP	1/11/2013		31,531	904	129.36	1/11/2023
2013 OIP	1/17/2014		24,719	13,972	206.87	1/17/2024
2013 OIP	1/20/2015		—	42,745	207.97	1/20/2025
2009 OIP	1/11/2013	(3)					7,469	1,914,006
2013 OIP	11/13/2013	(4)							52,542	13,464,413
2013 OIP	2/27/2014	(5)					16,188	4,148,337
2013 OIP	1/20/2015	(7)					37,285	9,554,654

Scott A. Hill
2000 SOP	5/14/2007		1,250	—	138.80	5/14/2017
2000 SOP	12/28/2007		5,560	—	189.43	12/28/2017
2000 SOP	12/16/2008		6,946	—	80.17	12/16/2018
2009 OIP	12/10/2009		9,862	—	106.00	12/10/2019
2009 OIP	1/11/2011		8,118	—	112.48	1/11/2021
2009 OIP	1/17/2012		11,535	—	112.15	1/17/2022
2009 OIP	1/11/2013		15,819	452	129.36	1/11/2023
2013 OIP	1/17/2014		10,593	5,988	206.87	1/17/2024
2013 OIP	1/20/2015		—	18,319	207.97	1/20/2025
2009 OIP	1/11/2013	(3)					3,735	957,131
2013 OIP	11/13/2013	(4)							13,791	3,534,082
2013 OIP	2/27/2014	(5)					6,937	1,777,676
2013 OIP	1/20/2015	(7)					15,978	4,094,522

Charles A. Vice
2000 SOP	12/28/2007		11,120	—	189.43	12/28/2017
2009 OIP	12/10/2009		4,389	—	106.00	12/10/2019
2009 OIP	1/11/2011		9,636	—	112.48	1/11/2021
2009 OIP	1/17/2012		15,558	—	112.15	1/17/2022
2009 OIP	1/11/2013		22,147	633	129.36	1/11/2023
2013 OIP	1/17/2014		15,890	8,982	206.87	1/17/2024
2013 OIP	1/20/2015		—	27,479	207.97	1/20/2025
2009 OIP	1/11/2013	(3)					5,228	1,339,727
2013 OIP	11/13/2013	(4)							13,791	3,534,082
2013 OIP	2/27/2014	(5)					10,407	2,666,898
2013 OIP	1/20/2015	(7)					23,968	6,142,040

David S. Goone
2009 OIP	12/10/2009		222	—	106.00	12/10/2019
2009 OIP	1/11/2011		1,113	—	112.48	1/11/2021
2009 OIP	1/17/2012		1,339	—	112.15	1/17/2022
2009 OIP	1/11/2013		11,073	317	129.36	1/11/2023
2013 OIP	1/17/2014		6,179	3,493	206.87	1/17/2024
2013 OIP	1/20/2015		—	15,266	207.97	1/20/2025
2009 OIP	1/11/2013	(3)					2,614	669,864
2013 OIP	2/27/2014	(5)					4,047	1,037,084
2013 OIP	10/9/2014	(6)					4,926	1,262,337
2013 OIP	1/20/2015	(7)					13,315	3,412,102

Thomas W. Farley
2000 SOP	2/22/2007		4,424	—	160.58	2/22/2017
2000 SOP	12/28/2007		4,560	—	189.43	12/28/2017
2009 OIP	1/17/2012		296	—	112.15	1/17/2022
2009 OIP	1/11/2013		2,743	317	129.36	1/11/2023
2013 OIP	1/17/2014		7,061	3,993	206.87	1/17/2024
2013 OIP	1/20/2015		—	14,044	207.97	1/20/2025
2009 OIP	1/11/2013	(3)					2,614	669,864
2013 OIP	11/13/2013	(4)							7,881	2,019,585
2013 OIP	2/27/2014	(5)					4,625	1,185,203
2013 OIP	1/20/2015	(7)					12,250	3,139,185

(1)	Stock options vest over a three-year period (33.33% on the one-year anniversary of the grant date and the balance vesting ratably on a monthly basis over the remaining 24 months).

(2)	Market value of stock awards is calculated based on the closing price of our Common Stock on the NYSE on December 31, 2015 ($256.26) times the number of shares or units of stock that have not vested.

(3)	Represents performance-based restricted stock units granted on January 11, 2013 and earned based on the achievement of 2013 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2013 actual performance compared to the target, and 33.3% on each of the first business days in January 2015 and 2016). Payout values reflect actual performance, which was 77.3% of the target performance level.

(4)	Represents one-time performance-based restricted stock units granted on November 13, 2013 that will be earned based on the achievement of a minimum cumulative EBITDA over the three-year period from 2014 – 2016. The number of performance-based restricted stock units that will be earned by the grantees will be determined based on ICE’s achievement of a certain performance metric relative to a target performance level. The performance metric applicable to these performance-based restricted stock units is ICE’s cumulative consolidated EBITDA over the performance period, divided by ICE’s headcount as of January 1, 2017. At the end of the performance period, the number of performance-based restricted stock units that are earned by a grantee will range from 0% to 105% of the target award, depending on the level of performance achieved by ICE. These performance-based restricted stock units vest, if earned, on February 15, 2017. As of December 31, 2015, we have completed two of the three years in the performance period and have determined that it is likely that we will achieve a payout of 105% of the target award. Therefore, the payout values reflect 105% of target performance.

(5)	Represents performance-based restricted stock units granted on February 27, 2014 and earned based on the achievement of 2014 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2014 actual performance compared to the target, and 33.3% on each of February 27, 2016 and 2017). Payout values reflect actual performance, which was 96.7% of the target performance level.

(6)	Represents a one-time grant of time-based restricted stock units granted on October 9, 2014 with a three-year vesting schedule (33.3% per year on each anniversary of the date of grant).

(7)	Represents performance-based restricted stock units granted on January 20, 2015 and earned based on the achievement of 2015 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2015 actual performance compared to the target, and 33.3% on each of February 17, 2017 and 2018). Payout values reflect actual performance, which was 147.7% of the target performance level.

Option Exercises and Stock Vested During 2015

The following table presents information relating to stock option awards exercised and stock awards vested, respectively, during fiscal year 2015 for the NEOs.

	Option Awards Exercised in 2015		Stock Awards Vested in 2015
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)

Jeffrey C. Sprecher	24,073	3,392,317	24,126	5,394,191

Scott A. Hill	650	64,630	11,484	2,560,831

Charles A. Vice	18,000	2,323,721	16,425	3,666,916

David S. Goone	17,929	1,909,074	10,095	2,260,628

Thomas W. Farley	23,464	2,713,287	7,067	1,579,031

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the stock options.

(2)	These shares represent performance-based restricted stock units initially granted on January 17, 2012, January 11, 2013, and February 27, 2014 that vested in 2015. In addition for Mr. Goone, this amount includes the time-based restricted stock units initially granted on October 9, 2014 that vested in 2015.

(3)	The amounts in this column are calculated by multiplying the number of shares that in each case vested during 2015 by the fair market value of our Common Stock on the vesting date.

2015 Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not maintain any nonqualified defined contribution plans or active nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash or equity compensation.

Employment Agreements and Other Factors Affecting 2015 Compensation

We have entered into employment agreements with each of the NEOs that contain provisions that govern compensation in the event of termination for cause, termination by ICE unrelated to a Change in Control, and termination by ICE after a Change in Control. The material provisions regarding the employment agreements and the provisions governing these termination scenarios are described below.

Term of Employment

The employment agreements for the NEOs provide for an initial employment term of three years, which will be automatically extended every six months during the term of each agreement so that the remaining term of the agreement is never more than three years or less than two and a half years, unless either ICE or the executive, prior to the date of extension, give written notice to the other that there will be no extension. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than the initial term and never less than six months less than the initial term.

Base and Bonus Compensation

The employment agreements for the NEOs provide for an initial annual base salary, subject to increase, and an annual bonus that is reasonable in light of his contribution for that year and contributions made by and bonuses paid to ICE’s other senior executives for such year. In addition, each of the NEOs is also entitled to receive, from time to time, grants of awards under our equity plans, in each case as determined by the Compensation Committee or by the Board of Directors as a whole.

Non-competition

Each of the NEOs agrees under his employment agreement that for the term of his employment agreement or, if less, for the one-year period which starts on the date that his employment terminates, he will not assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that he performs for ICE for any other business entity that engages in operating global commodity and financial products marketplaces for the trading of physical commodities, futures contracts, options contracts, and other derivative instruments, providing risk management tools and clearing services, providing brokerage services, and providing market data relating to these services in which ICE is engaged as of the date of termination of the executive’s employment or in which ICE proposes to engage under its business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the United States, Canada, the United Kingdom or Singapore.

The employment agreements provide that each executive may own 5% or less of the stock of a publicly traded company that engages in such competitive business, so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation

Each of the NEOs is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any of its customers or customers of its affiliates with whom the executive had contact, knowledge or association (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means the term of the executive’s employment agreement, including after termination of employment, the remainder of the term of the agreement without regard to the reason for the executive’s termination of employment (as such initial term may have been extended under the agreement).

Each of the NEOs is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom the executive had contact, knowledge or association (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twelve-month period immediately preceding the beginning of the “restricted period,” to terminate his employment or business relationship with ICE or its affiliates.

Confidentiality Provisions

Each of the NEOs is subject to customary confidentiality provisions during the term of employment and for a five year period after termination, and each executive must not use or disclose any of ICE’s trade secrets for as long as they remain trade secrets.

Termination for Cause or Executive Resignation Other than for Good Reason

For each of the NEOs, if ICE terminates the executive for “Cause,” as such term is defined below, if the executive resigns other than for “Good Reason,” as such term is defined below, or if the executive’s employment terminates as a result of his death or disability, ICE must pay the executive, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses. If an executive’s employment terminates as a result of his death, any unvested stock options, unvested restricted stock units and unvested performance share units will become immediately vested.

Termination by ICE Unrelated to a Change in Control

For each of the NEOs, if there is a termination of employment by ICE without “Cause” or resignation by the executive for “Good Reason” that is unrelated to a “Change in Control,” as such term is defined below, ICE must pay a lump sum cash payment equal to (i) the amount of salary the executive would have received over the remainder of the term of employment and (ii) three (3) times the greater of the average of the last three bonuses and the last bonus paid to the executive prior to termination. In addition, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date.

Further, ICE is required to continue to make available coverage under the employee benefits plans as if the executive remained employed for the “Welfare Benefit Continuation Period”, defined as the shorter of two years and the balance of the term of the employment agreement.

“Cause,” as used in the employment agreements for each of the NEOs, generally means: (i) the employee is convicted of, pleads guilty to or otherwise admits to any felony or act of fraud, misappropriation or embezzlement; (ii) the employee knowingly engages or fails to engage in any act or course of conduct that (a) is reasonably likely to adversely affect ICE’s rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading the products defined in the non-competition section or (b) violates the rules of any exchange or market on which ICE effects trades (or at such time is actively contemplating effecting trades) and is reasonably likely to lead to a denial of ICE’s right or qualification to effect trades on such exchange or market; (iii) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of ICE; or (iv) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by ICE that applies to him if the consequence to such violation ordinarily would be a termination of his employment.

“Change in Control,” as used in the employment agreements for each of the NEOs, generally means: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of any outstanding ICE securities eligible to vote in an election of directors (subject to certain exceptions, including if such person is the executive, an entity controlled by the executive or group of which the executive is a member); (ii) any dissolution or liquidation of ICE or any sale or disposition of 50% or more of ICE’s assets or business; or (iii) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE, unless (a) the persons who were the beneficial owners of outstanding ICE securities eligible to vote in an election of directors immediately before the consummation of such transaction hold more than 60% of the voting power immediately following the consummation of such transaction, and (b) each such person holds such securities in substantially the same proportion immediately following the consummation of such transaction as each such person had held immediately prior to the consummation of such transaction.

“Good Reason,” as used in the employment agreements for each of the NEOs, generally means: (i) there is a material reduction in the executive’s base salary or opportunity to receive any annual bonus and equity grants without the executive’s express written consent; (ii) there is a material reduction in the scope, importance or prestige of the executive’s duties; (iii) executive is transferred from his primary work site to a site that is more than thirty miles from his then current work site; (iv) after a Change in Control, executive’s job title is materially changed or executive is no longer provided the same or substantially equivalent plans, programs and policies; (v) there is a material breach of his employment agreement; (vi) executive receives notice of non-renewal during the three years following a Change in Control; (vii) the failure of any successor to ICE to expressly assume executive’s employment agreement; or (viii) in the case of Mr. Sprecher, ICE fails to nominate Mr. Sprecher for re-election to the Board of Directors.

Termination Following a Change in Control

For each of the NEOs, if the termination of employment by ICE without “Cause” or resignation by the executive for “Good Reason” occurs following, or within 180 days prior to, the effective date of a Change in Control of ICE, ICE must pay the executive a lump sum amount of cash equal to three (3) times (i) his salary and (ii) the greater of the average of the last three bonuses paid to executive prior to termination, the last bonus paid to executive prior to the effective date of a Change in Control and the last bonus paid to executive prior to termination. In addition, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date. The executive will be entitled to exercise his stock options that had been granted after entering into the employment agreement for the same period as if the executive had continued in employment through the remainder of his term.

Further, ICE must continue to make available coverage under the employee benefits plans as if the executive remained employed for the Welfare Benefit Continuation Period. All gross-up provisions for tax consequences have been removed from the employment agreements; therefore no NEOs are eligible for gross-up payments.

2015 Payments upon Termination

The following table presents the estimated benefits and payments for termination of the NEOs unrelated to a Change in Control and following, or within 180 days prior to, a Change in Control, assuming the termination took place on the last business day of the most recently completed fiscal year. For certain items below, the values are based on the closing price of $256.26 for our Common Stock on the NYSE on December 31, 2015. Other applicable terms for these benefits and payments are discussed under Termination by ICE Unrelated to a Change in Control and Termination Following a Change in Control.

Name	Termination for Cause ($)	Voluntary Resignation Other Than for Good Reason ($)	Disability ($)(5)	Death ($)(5)	Termination by ICE Unrelated to a Change in Control ($)	Termination Following a Change in Control ($)
Jeffrey C. Sprecher
Cash Severance (1)	—	—	—	—	11,025,000	11,025,000
Cost of Welfare Benefits Continuation (2)	—	—	—	—	53,605	53,605
Value of Equity Awards Subject to Accelerated Vesting (3)	—	—	—	32,505,240	32,505,240	32,505,240
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	32,505,240	43,583,846	43,583,846

Scott A. Hill
Cash Severance (1)	—	—	—	—	5,775,000	5,775,000
Cost of Welfare Benefits Continuation (2)	—	—	—	—	54,800	54,800
Value of Equity Awards Subject to Accelerated Vesting (3)	—	—	—	11,789,372	11,789,372	11,789,372
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	11,789,372	17,619,171	17,619,171

Charles A. Vice
Cash Severance (1)	—	—	—	—	6,750,000	6,750,000
Cost of Welfare Benefits Continuation (2)	—	—	—	—	53,214	53,214
Value of Equity Awards Subject to Accelerated Vesting (3)	—	—	—	15,772,029	15,772,029	15,772,029
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	15,772,029	22,575,243	22,575,243

David S. Goone
Cash Severance (1)	—	—	—	—	5,362,500	5,362,500
Cost of Welfare Benefits Continuation (2)	—	—	—	—	60,301	60,301
Value of Equity Awards Subject to Accelerated Vesting (3)	—	—	0	7,435,510	7,435,510	7,435,510
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	7,435,510	12,858,311	12,858,311

Thomas Farley
Cash Severance (1)	—	—	—	—	5,205,000	5,205,000
Cost of Welfare Benefits Continuation (2)	—	—	—	—	47,975	47,975
Value of Equity Awards Subject to Accelerated Vesting (3)	—	—	0	8,052,232	8,052,232	8,052,232
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	8,052,232	13,305,207	13,305,207

(1)	These amounts represent the cash severance payments in accordance with employment agreements as in effect as of December 31, 2015 (as discussed in the preceding narrative) under the termination scenarios as described in the table. These calculations assume all earned base salary and annual incentive payments have been paid. For a termination unrelated to a Change in Control, the duration of the remaining employment term has been assumed to equal three years. Also, in light of the assumed termination date of December 31, 2015, the fiscal year 2014 bonus that was paid in February 2015 is the last bonus paid for purposes of the severance calculation under the employment agreements.

(2)	The welfare benefit continuation costs include estimated medical, dental, basic life insurance, and executive life insurance premiums, as may be called for in the employment agreements.

(3)	The market value of stock awards is calculated based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2015: $256.26. These costs include the acceleration of vesting of unvested equity awards (including the value of unvested dividend equivalent rights) under other termination scenarios as described above, with the value of options based on the “spread” between $256.26 and the option’s strike price at December 31, 2015. These amounts include the value of the one-time performance-based restricted stock units granted on November 13, 2013 that would vest under the applicable termination scenarios, in each case reported at target. These amounts do not include the value of vested equity awards outstanding as of December 31, 2015.

(4)	There are no Internal Revenue Code Section 280G “golden parachute” excise tax gross-up provisions.

(5)	The amounts reported in the table above do not reflect payments upon an NEO’s disability or death under our supplemental disability insurance benefit and life insurance benefit programs, respectively. See the Elements of Compensation — Benefits and Perquisites section of this Compensation Discussion & Analysis for a description of these benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Tese, Mr. Crisp, Sir Callum McCarthy and Sir Robert Reid served as members of our Compensation Committee during 2015. None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are also ICE employees do not receive additional compensation for serving as directors. For 2015, non-employee director compensation consisted of:

•	An annual retainer of $85,000;

•	An annual retainer of $10,000 for committee members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee;

•

An annual retainer for committee chairpersons (in lieu of the committee member retainers described above) of: $25,000 for the Audit Committee, $20,000 for the Compensation Committee, $20,000 for the Nominating and Corporate Governance Committee and $20,000 for the Risk Committee;

•	A lead director fee of $50,000 (Mr. Salerno was chosen to serve as the lead director in 2014); and

•

A grant of $175,000 in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share on the grant date).

Directors do not receive fees for individual Board of Directors or committee meetings in addition to the annual retainers referenced above. Through 2012, non-employee directors were permitted to elect a restricted stock deferral mechanism for cash fees through the 2003 Restricted Stock Deferral Plan for Outside Directors, which were made through annual elections prior to the year of service, with a 10% discount on the value of Common Stock for any fees deferred through this method. We ceased offering this deferral election on January 1, 2013.

As with its executive compensation program, the Compensation Committee utilizes the services of an independent compensation consultant to benchmark the competitiveness of its director compensation program, including compensation offered for service on subsidiary boards. The Compensation Committee reviewed a director compensation benchmarking report from Compensation Advisory Partners that analyzed each aspect of director compensation against the same peer companies that were utilized for the executive compensation benchmarking report. Based on the results of this report and consultation with its compensation consultant, the Compensation Committee did not make any changes to the ICE director equity or cash compensation framework (for directors who serve on the board of our parent company) during 2015, other than to institute a maximum level of compensation of $600,000 per year (combined earnings from parent company board service and any subsidiary board service, as may be applicable).

In addition, many of our directors also serve as directors on the boards of our subsidiaries and some subsidiary boards pay additional compensation for such board service. In 2015, nine of our current non-employee directors served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe Limited, ICE Benchmark Administration Limited, ICE Clear Credit, LLC, ICE Futures U.S., Inc., ICE Clear U.S., Inc., ICE Trade Vault, LLC, ICE Trade Vault Europe Limited, ICE Swap Trade, LLC, LIFFE Administration and Management, ICE Clear Netherlands B.V., NYSE Market (DE), Inc., New York Stock Exchange, LLC, NYSE MKT LLC, NYSE Arca, Inc. and NYSE Arca Equities, Inc.

Given the significant level of responsibility, regulatory oversight of subsidiary activities, and director time commitment to serve on subsidiary boards, we provide compensation to non-employee directors for their service on these subsidiary boards (as illustrated in the below table). Each of these subsidiary boards meets independently and holds four or more meetings a year, plus subsidiary committee meetings. Accordingly, with the assistance of Compensation Advisory Partners, we have structured subsidiary compensation to include elements similar to parent board compensation (i.e., board retainer and committee retainers). We also provide office space for certain of our directors that serve as chairperson of the board of directors of an operating subsidiary.

Director Compensation Table

The following table presents information relating to compensation for our directors for the fiscal year ending December 31, 2015.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles R. Crisp	105,000	174,851	12,176	292,027
Jean-Marc Forneri	95,000	174,851	2,176	272,027
Lord Hague of Richmond	24,570	174,952	40,769	240,291
Fred W. Hatfield	105,000	199,864	192,368	497,232
Terrence F. Martell	115,000	199,864	112,486	427,350
Sir Callum McCarthy	105,000	174,851	2,176	282,027
Sir Robert Reid	105,000	199,864	2,176	307,040
Frederic V. Salerno	155,000	174,851	25,379	355,230
Judith Sprieser	120,000	199,864	32,486	352,350
Vincent Tese	105,000	199,864	80,689	385,553

(1)	The amounts in this column represent fiscal year 2015 cash payments for Board and committee retainers.

(2)	The amounts in this column represent the aggregate fair value of restricted stock grants awarded for board service in the 2015 calendar year calculated in accordance with ASC Topic 718, which is equal to our closing stock price on the grant date times the number of shares granted. Grants to directors in 2015 were approved on May 14, 2015.

(3)

The amounts in this column represent fees paid in cash and equity to directors that also served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe Limited, ICE Benchmark Administration Limited, ICE Clear Credit, LLC, ICE Futures U.S., Inc., ICE Clear U.S., Inc., ICE Trade Vault, LLC, ICE Trade Vault Europe Limited, ICE Swap Trade, LLC, LIFFE Administration and Management, ICE Clear Netherlands B.V., NYSE Market (DE), Inc., New York Stock Exchange, LLC, NYSE MKT LLC, NYSE Arca, Inc. and NYSE Arca Equities, Inc. The amounts in this column for each director also represent fiscal year 2015 payments of dividend equivalent rights that are earned on unvested equity awards that are not subject to a performance period in the amount of: Mr. Crisp: $2,176, Mr. Forneri: $2,176, Mr. Hatfield: $2,485, Mr. Martell: $2,485, Sir Callum McCarthy: $2,176, Sir Robert Reid: $2,176, Mr. Salerno: $2,176, Ms. Sprieser: $2,485 and Mr. Tese: $2,485. The amounts in this column do not include charitable contributions made at the direction of certain U.S. directors that made an equivalent contribution to our Political Action Committee (“PAC”). If a U.S. director makes a contribution to our PAC, ICE will make a contribution in the same amount as contributed by the director (up to $5,000) to certain eligible charities, as requested by the director. In fiscal year 2015, the following directors made a contribution to our PAC that resulted (or could result) in a charitable contribution by ICE at the director’s request: Mr. Crisp: $5,000, Mr. Hatfield: $5,000, Mr. Martell: $5,000, and Mr. Tese: $5,000. The amount for Lord Hague of Richmond also represents a one-time cash payment approved by our Board in the amount of $23,000 to compensate him for fees related to certain previously scheduled speaking engagements with Ernst & Young LLP that he had to forgo due to Ernst & Young’s role as our independent auditor.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion & Analysis with management, and based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in ICE’s proxy statement for the 2016 Annual Meeting of Stockholders.

Compensation Committee:

Vincent Tese, Chairperson

Charles R. Crisp

Sir Callum McCarthy

Sir Robert Reid

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. The Audit Committee is responsible for the appointment, compensation, which includes the fee negotiation, and oversight of the external auditor. The Audit Committee periodically assesses the work performed by Ernst & Young LLP to ensure a high quality of work is provided to us and, in 2015, considered the pros and cons of switching our external auditor. The Audit Committee also works with our management team in selecting the lead partner on our account and met with the current lead partner before he was put in that role. Our current lead partner has been in that position for us since 2014.

Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.intercontinentalexchange.com. The Audit Committee held eight meetings during the fiscal year ended December 31, 2015. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2015. The Committee has also discussed with our independent public registered accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) AU Section No. 380, as currently in effect.

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2015 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of ICE for the fiscal year ending December 31, 2016. The Audit Committee meets to review and approve the financial information in each of our quarterly reports on Form 10-Q and our annual report on Form 10-K. During these meetings, the Audit Committee reviews any accounting issues and events that arose during the quarter, reviews legal matters that may impact our financial statements, reviews our earnings press release, meets with representatives of our internal audit department to discuss Sarbanes-Oxley matters and the status of internal audits and discusses the audit or review process conducted by Ernst & Young LLP.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit Committee:

Judith A. Sprieser, Chairperson

Charles Crisp

Terrence F. Martell

ITEM 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2002 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are seeking stockholder ratification because we believe doing so is good corporate practice and our Audit Committee believes appointing Ernst & Young LLP to be in the best interest of our shareholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2015 and 2014 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for the fiscal year for the integrated audit of our annual financial statements and audits and reviews of statutory and regulatory filings. The aggregate fees included in the Audit-Related, Tax and Other Fees categories are fees for services performed in the fiscal years.

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$11,832,000	$10,900,000
Audit-Related Fees	789,000	249,000
Tax Fees	103,000	477,000
All Other Fees	—	—

Total	$12,724,000	$11,626,000

Audit Fees for the fiscal years ended December 31, 2015 and 2014 were for professional services rendered for the audits of our annual consolidated financial statements, reviews of periodic reports and other documents filed with the SEC, audits of the effectiveness of internal control as required by Section 404 of the Sarbanes-Oxley Act and services that are customarily provided in connection with statutory or regulatory filings.

Audit-Related Fees for the fiscal year ended December 31, 2015 and 2014 were for due diligence related to certain merger and acquisition activities and for service organization control attestation reports.

Tax Fees for the fiscal year ended December 31, 2015 were for tax compliance services. Tax Fees for the fiscal year ended December  31, 2014 were for domestic and international tax planning matters, tax compliance services and tax credit usage studies.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the provisions of its charter, the Audit Committee’s policy is to pre-approve and monitor all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such services and fees. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal year 2015.

OTHER PROPOSALS FOR YOUR CONSIDERATION

ITEM 4—STOCKHOLDER PROPOSAL REGARDING THE PREPARATION OF A SUSTAINABILITY REPORT ON ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

ICE has been advised that Calvert Investment Management, Inc., 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, as sponsor of the Calvert VP S&P 500 Index Portfolio, a beneficial owner of at least $2,000 in market value of the Company’s common stock, represented by 2,073 shares of common stock, intends to present the following resolution for approval at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below and under “Supporting Statement” on this page. The Board has recommended a vote against the proposal for the reasons set forth following the supporting statement.

RESOLVED:

Shareholders request Intercontinental Exchange, Inc. issue a sustainability report describing the company’s present policies, performance and improvement targets related to key environmental, social and governance

(ESG) risks and opportunities. The report should be available on the company’s website by November 1, 2016, prepared at a reasonable cost, omitting proprietary information.

Supporting Statement

We believe tracking and reporting ESG practices strengthens a company’s ability to compete in today’s global business environment, which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies gain strategic value from existing sustainability efforts, identify gaps and opportunities, develop company-wide communications, and recruit and retain employees.

Support for the practice of sustainability reporting continues to gain momentum:

•	In 2013, KPMG found that of 4,100 global companies 71% publish ESG reports.

•

The United Nations Principles for Responsible Investment has approximately 1,400 signatories with $59 trillion in assets under management. These members routinely use ESG information when analyzing the risks and opportunities associated with existing and potential investments.

Intercontinental Exchange’s website includes a Corporate Citizenship page that very briefly describes the company’s contributions to sustainability and corporate philanthropy efforts. However, these disclosures do not address the range of risks and opportunities related to the ESG matters.

Investors increasingly request detailed ESG performance metrics, including data on occupational safety and health, vendor and labor standards, waste, water usage, energy efficiency, workforce diversity, product-related environmental impacts, and goals by which to judge the company’s performance and management of these issues.

In November 2015, the World Federal of Exchanges (WFE) launched guidance for listed companies on sustainability reporting and oversight, including 33 key performance indicators on sustainability matters, and dozens of recommendations on sustainability management, stakeholder engagement and board oversight. The guidance, and the WFE Sustainability Working Group of 22 exchanges that produced it, was prompted by investors calling for exchanges to solve issues around the paucity, inconsistency and lack of quality in sustainability reporting globally.

We recommend that the report include a company-wide review of policies, practices and metrics related to ESG performance. The WFE guidance for listed companies or the Global Reporting Initiative (GRI) index could be helpful checklists for guidance for Intercontinental Exchange. The GRI Guidelines are the most widely used reporting framework, enabling companies to focus on their most important ESG issues.

Statement by Our Board of Directors Against the Stockholder Proposal

Our management team and our board are committed to corporate responsibility as a business approach that helps support long-term shareholder value. Shareholder value reflects not just our financial results, but also a reputational element as a responsible global company in the communities in which we operate. We recognize the importance of environmental, social and governance, or ESG, considerations and conduct our business with applicable ESG guidelines influencing our decisions. In March 2016, we published our first Corporate Responsibility Report. Our first Corporate Responsibility Report details our commitment to sustainable and responsible operations, which are manifested in the following four components of our corporate responsibility efforts:

•	Investing in our people to ensure the highest level of ethics, a culture of compliance and innovation, and an engaged employee base that gives back to the communities in which we operate;

•	Leading in corporate governance to ensure that our Board’s and management team’s interests are aligned with the interests of our shareholders;

•	Addressing carbon and the environment as both an operational consideration in our facilities and a business opportunity for global markets; and

•	Advocating for market structures that provide transparency and stability to our global economy through our advocacy activities and partnerships.

Our inaugural Corporate Responsibility Report is available on our website at www.intercontinentatlexchange.com/about/corporate-citizenship. As the leading global venue for listed companies, we have been a strong supporter of the voluntary efforts of companies in determining the most effective ways to establish and achieve corporate responsibility goals, and to report on their progress in a manner that is tailored to their industry and stakeholders. In addition, our management team has evaluated the usefulness of the metrics produced by the recommended reporting program and determined that these would not be more useful than our current reporting program in driving sustainability and shareholder value at this time.

In addition to producing a Corporate Responsibility Report this year, over the last decade we have publicly detailed many of our actions related to corporate responsibility, governance and environmental initiatives on our corporate website. For example, as the world’s leader in the global carbon emissions markets, ICE has more than a decade of investing in the adoption of carbon emissions markets to provide for traded products that facilitate the reduction of greenhouse gases. Our launch of environmental products in 2003, and our acquisition of the Climate Exchange PLC in 2010 was central to that effort. As such, we have invested hundreds of millions of dollars in the operation of the North American and European carbon markets. We continue to invest in these markets and in developing new environmental products and services.

In 2015, we were a member of the Carbon Disclosure Project, the World Federation of Exchanges Sustainability Working Group and the United Nations Sustainable Stock Exchange Initiative. As a result of our Corporate Responsibility Report, we have increased the visibility of our ongoing sustainability efforts and our corporate citizenship. The information in our report and on our website provides investors and the public with information about our values, our sustainability efforts, our commitments to the community through the ICE NYSE Foundation, and other local initiatives.

We encourage shareholders to consider our track record of examples on corporate responsibility and our commitment to environmental, social and governance themes.

•	We operate the world’s leading markets for carbon emissions and environmental products in support of global reductions in greenhouse gasses.

•

We sponsor forums for NYSE-listed companies on ESG topics, where discussions and best practices are included in these ongoing programs. Our subsidiary, NYSE Governance Services, is the premier educational resource organization for board members on various governance topics, including cyber security and risk management.

•

We are active in communities where we operate and support charitable organizations through a combination of financial resources and employee participation. The ICE NYSE Foundation is committed to supporting charities that align with our business objectives, such as financial literacy and U.S. Veterans programs, as well as other organizations important to our employees.

The activities cited above are just a few examples. These, together with additional in-depth information on environmental, social and governance topics, are included in our Corporate Responsibility Report. For these reasons, we believe that the proposal submitted for consideration is not needed, and we ask our shareholders to vote with management in opposing its approval.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING THE PREPARATION OF A SUSTAINABILITY REPORT.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 15, 2016 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our NEOs, and (iv) all of our director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2016 or restricted stock units that vest within 60 days of March 15, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 15, 2016, there were 119,034,250 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Holders of More Than 5%:
T. Rowe Price Associates, Inc. (1)	10,661,689	9.0%
100 E. Pratt Street, Baltimore, MD 21202
BlackRock, Inc. (2)	7,229,389	6.1%
55 East 52nd Street, New York, NY 10022
The Vanguard Group (3)	6,848,012	5.8%
100 Vanguard Blvd., Malvern, PA 19355
Named Executive Officers, Directors and Nominees:
Charles R. Crisp(4)(5)	12,302	*
Jean-Marc Forneri(4)	23,940	*
Lord Hague of Richmond(4)	0	*
Fred W. Hatfield(4)	5,543	*
Terrence F. Martell(4)	6,862	*
Sir Callum McCarthy(4)	6,840	*
Sir Robert Reid(4)	10,239	*
Frederic V. Salerno(4)	8,208	*
Judith A. Sprieser(4)	5,353	*
Vincent Tese(4)	9,024	*
Jeffrey C. Sprecher(6)(7)	1,271,520	1.1%
Thomas W. Farley(6)	30,819	*
David S. Goone (6)	43,578	*
Scott A. Hill(6)	102,237	*
Charles A. Vice(6)	129,393	*
All Directors, Nominees and Executive Officers as a Group (21 persons)(4)(6)	1,665,858	1.4%

*	Represents less than 1% of the outstanding Common Stock.

(1)

Based on a report on Schedule 13G/A dated February 11, 2016 filed by T. Rowe Price Associates, Inc. (“T. Rowe Price 13G”). According to the T. Rowe Price 13G, T. Rowe Price Associates, Inc. has sole voting power over 3,633,709 shares of Common Stock and sole dispositive power over 10,661,689 shares of Common Stock. As disclosed by T. Rowe Price Associates, Inc., these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor. For the purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities.

(2)	Based on a report on Schedule 13G/A dated January 26, 2016 filed by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. has sole voting power over 6,024,046 shares of Common Stock and sole dispositive power over 7,229,389 shares of Common Stock.

(3)	Based on a report on Schedule 13G/A dated February 10, 2016 filed by The Vanguard Group, Inc. (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group, Inc. has sole voting power over 218,614 shares of Common Stock, sole dispositive power over 6,619,044 shares of Common Stock, shared voting power over 11,100 shares of Common Stock and shared dispositive power over 228,968 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 183,311 shares of Common Stock as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 80,960 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(4)	Beneficial ownership of directors includes stock options exercisable within 60 days of March 15, 2016 under the 2000 Stock Option Plan, and/or restricted stock unit awards that vest within 60 days of March 15, 2016 under the 2003 Restricted Stock Deferral Plan for Outside Directors, the 2009 Omnibus Incentive Plan and the 2013 Omnibus Non-Employee Director Incentive Plan.

(5)	Includes 2,000 shares of Common Stock held by Mr. Crisp’s spouse.

(6)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 15, 2016 under the 2000 Stock Option Plan, the 2009 Omnibus Incentive Plan or the 2013 Omnibus Employee Incentive Plan and restricted stock unit awards that vest within 60 days of March 15, 2016 under the 2009 Omnibus Incentive Plan or the 2013 Omnibus Employee Incentive Plan.

(7)	Includes 788,341 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”) and 21,707 shares of Common Stock and 15,784 shares of Common Stock underlying restricted stock awards and stock options, respectively, exercisable within 60 days of March 15, 2016 held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares held directly and underlying stock options held by his spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the authority to review and approve all transactions between us and one or more of our directors, or between us and any corporation, partnership, association or other organization in which one or more of our directors or officers serve as a director or officer or have a financial interest. In addition, our Global Code of Business Conduct, which applies to all employees, officers and directors, generally prohibits conflicts of interests and requires that such conflicts in all cases should be discussed with management (or the Chief Executive Officer, in the case of conflicts related to outside employment or board membership). The Nominating and Corporate Governance Committee reports the findings of any review and its determinations regarding transactions with related persons to the full Board of Directors.

Our Board of Directors has also adopted a formal, written related-party transactions approval policy that provides that the Nominating and Corporate Governance Committee or the Board of Directors will review and approve transactions in excess of $120,000 in value in which we participate and in which a director, executive officer or 5% stockholder (or immediate family member of any of the foregoing) has or will have a direct or indirect material interest. Under this policy, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will be provided with the significant details of each related-party transaction, including the material terms of the transaction and the benefits to ICE and to the relevant related party, as well as any other information it believes to be relevant to review and approve these transactions. In determining whether to approve a related-party transaction, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will consider, among other factors:

•	whether the terms of the transaction are fair to ICE;

•	whether there are business reasons for ICE to enter into the transaction;

•	whether the transaction would impair the independence of a non-employee director; and

•

whether the transaction presents an impermissible conflict of interest, taking into account the size of the transaction, the financial position of the director, officer or related party, the nature of his or her interest in the transaction, and the ongoing nature of the transaction.

After consideration of the relevant information, the Board of Directors may approve only those related-party transactions that it determines are not inconsistent with the best interests of ICE. This policy also includes categorical standards providing that specified types of transactions will be deemed not to be inconsistent with the best interests of ICE.

Relationships with Our Stockholders

Registration Rights

As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our Chief Executive Officer, Mr. Sprecher, owns all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX an equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to the greater of our fair market value or $5 million. In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX, which as of March 15, 2016 owns 788,341 shares of our Common Stock. Under this agreement, CPEX is entitled to require us to register for resale into the public market its Common Stock if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters’ discounts up to a maximum of $4.5 million.

Other

Kelly L. Loeffler, a corporate officer and our Senior Vice President, Corporate Communications, Marketing & Investor Relations, married Jeffrey C. Sprecher, our Chairman and Chief Executive Officer in 2004. Since joining ICE in September 2002, Ms. Loeffler has reported directly to our Chief Financial Officer. In 2015, Ms. Loeffler received total cash compensation of approximately $905,000.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and on information provided by the reporting persons or their respective brokers, we believe that during the fiscal year ended December 31, 2015, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements.

VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

Who can vote at the Annual Meeting?

The securities that can be voted at the Annual Meeting consist of our Common Stock. Subject to the voting limitations described below under What are the voting and ownership limitations?, each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders for approval. The holders of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 15, 2016. On the record date, 119,034,250 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

There are four proposals to be considered and voted on at the meeting:

•	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	An advisory resolution on our executive compensation;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	The stockholder proposal described in this Proxy Statement regarding the preparation of a sustainability report, if properly presented at the Annual Meeting.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the executive compensation advisory vote.

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

•	“AGAINST” the stockholder proposal regarding the preparation of a sustainability report.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 15, 2016 will be available for inspection as described below under How can I view the stockholders list?.

•	If you hold Common Stock that is registered in your name on the records of ICE maintained by its transfer agent, Computershare Investor Services, you are a stockholder of record; or

•	If you hold Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, the Notice of Internet Availability of Proxy Materials described below is being sent to you directly. If you hold shares in street name, the Notice is being sent to you by the bank, broker or similar institution through which you hold your shares.

What are the voting and ownership limitations?

Our Amended and Restated Certificate of Incorporation places certain ownership and voting limits on the holders of our Common Stock. Capitalized terms used below and not otherwise defined in this Proxy Statement are defined in Exhibit A to this Proxy Statement. Under our Amended and Restated Certificate of Incorporation:

•

No Person (either alone or together with its Related Persons) may beneficially own shares of our Common Stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

No Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our Common Stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our Common Stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and ICE shall be obligated to purchase promptly, at a price equal to the par value of such shares of Common Stock and to the extent that funds are legally available for such purchase, that number of shares of our Common Stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our Common Stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other Persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and ICE shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of ICE or by any officer or director of ICE acting on behalf of ICE or to a solicitation of a revocable proxy by an ICE stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of ICE where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC prior to being effective), subject to a determination of our Board of Directors that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such Person, either alone or together with its Related Persons, will not impair:

•

the ability of ICE, NYSE Holdings LLC, NYSE Group, Inc. (“NYSE Group”), the NYSE, NYSE Market (DE), Inc. (“NYSE Market”), NYSE Arca, LLC., NYSE Arca, Inc. (“NYSE Arca”), NYSE Arca Equities, Inc. (“NYSE Arca Equities”) or NYSE MKT LLC (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder;

•	the ability of the SEC to enforce the Exchange Act;

•	the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of ICE, its stockholders and its U.S. regulated subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

•

for so long as ICE directly or indirectly controls NYSE Arca or NYSE Arca Equities, or any facility of NYSE Arca, neither the Person requesting the waiver nor any of its Related Persons is an equity trading permit holder, an option trading permit (“OTP”) holder or an OTP firm (each as defined in the rules of NYSE Arca, as such rules may be in effect from time to time) if such Person is seeking to obtain a waiver above the 20% level;

•

for so long as ICE directly or indirectly controls the NYSE or NYSE Market, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE (as defined in the rules of the NYSE, as such rules may be in effect from time to time), if such Person is seeking to obtain a waiver above the 20% level; and

•

for so long as ICE directly or indirectly controls the NYSE MKT LLC, neither the Person requesting the waiver nor any of its Related Persons is a member (as defined in Sections 3(a)(3)(A)(i), (ii), (iii) and (iv) of the Exchange Act) of NYSE MKT LLC, if such Person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of ICE.

Our Amended and Restated Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our Common Stock and either: (i) you (either alone or with your Related Person) may vote shares of Common Stock representing more than 10% of the then outstanding shares entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our Common Stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our Common Stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify ICE by contacting our Corporate Secretary by mail at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, or by phone at 770-857-4700.

How can I view the stockholders list?

A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 5660 New Northside Drive, Third Floor, Atlanta, GA 30328, during the ten days prior to the Annual Meeting, during ordinary business hours, and at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (770) 857-4700 or investors@theice.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or e-mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Common Stock. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice.

If you own shares of Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of Common Stock, please follow each of the separate proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

We expect to send the Notice to most of our stockholders by mail or email beginning on or about March 29, 2016.

What information does the Notice contain?

The Notice includes, among other matters: (i) the date and time of the Annual Meeting; (ii) a brief description of the items to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each item; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a stockholder may request paper or electronic copies of the proxy materials; and (v) instructions on how to vote by Internet, by telephone, by mail or in person at the Annual Meeting.

If I have previously indicated that I want to get ICE proxy materials electronically, will I get them electronically this year?

Yes. If you previously elected to receive proxy materials electronically, this year you will receive the Notice and you will not receive paper copies of the proxy materials. If you have previously agreed to electronic delivery of our proxy materials but wish to receive paper copies of the materials for the 2016 Annual Meeting or for future meetings, please follow the instructions on the Notice you received to request paper copies.

How do I vote?

You may submit your proxy with voting instructions in one of three ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting, which can also be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2016.

•

By Telephone. By calling the toll-free number for telephone voting that can be found on the enclosed proxy card (800-690-6903). You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2016.

•

By Mail. If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2016.

You may also vote your shares in person at the Annual Meeting. See What do I need to do to attend the Annual Meeting? below.

If your shares of Common Stock are held in “street name” (i.e., through a bank, broker or other nominee), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of Common Stock for more information.

What do I need to do to attend the Annual Meeting and can I view the Annual Meeting without physically attending the Annual Meeting?

You may attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of Common Stock as of the close of business on March 15, 2016.

If you hold shares of Common Stock in “street name” and would like to vote in person at the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on March 15, 2016. Alternatively, you may contact the institution in whose name your shares are registered and obtain a legal proxy from that institution and bring it to the Annual Meeting.

We plan to broadcast the Annual Meeting live over the Internet. You can access the Annual Meeting through the investor relations and media section of our website at www.intercontinentalexchange.com under the links “Investors & Media – Events & Presentations”. You can also listen to the Annual Meeting live via telephone by dialing 800-769-9015 from the United States or Canada, or 212-231-2931 from outside the United States.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke a proxy at any time before it is exercised by:

•	filing a written revocation with the Secretary of ICE;

•	submitting a proxy bearing a later date (by Internet, telephone or mail) that is received no later than the deadline specified on the proxy card; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the NYSE, any beneficial owner of our Common Stock whose shares are held in street name by a NYSE member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.

Attending the Annual Meeting will not automatically revoke a proxy that was submitted by Internet, telephone or mail.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of ICE’s director nominees; FOR the advisory resolution on executive compensation; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; AGAINST the stockholder proposal regarding the preparation of a sustainability report; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a broker and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the NYSE, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of the independent registered public accounting firm because such matter is currently deemed as a “routine” matter under NYSE rules. In addition, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received by that broker from all other stockholders.

NYSE rules provide that the election of directors, the advisory resolution on our executive compensation and the stockholder proposal regarding the preparation of a sustainability report are “non-routine” matters, which means that member brokers that have not received instructions from the beneficial owners of shares of Common Stock do not have discretion to vote the shares held by those beneficial owners on the election of directors and the advisory resolution on our executive compensation.

How many votes are required to transact business at the Annual Meeting?

A majority of all issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Any shares in excess of the voting limits described in What are the voting and ownership limitations? will not count as present or outstanding for purposes of determining whether a quorum is present at the Annual Meeting unless the holder of those shares has received a waiver of the voting limits from our Board of Directors. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Our Fifth Amended and Restated Bylaws provide for a majority vote standard in the election of directors in uncontested elections. This means that a majority of the votes cast by stockholders entitled to vote “for” or “against” the election of a director nominee must be voted “for” the director nominee in order for that director nominee to be elected. A director who fails to receive a majority of “for” votes will be required to tender his or her resignation. An abstention will not be treated as a vote “for” or “against” the election of any nominee and will have no effect on the outcome of the vote.

Advisory Resolution on Our Executive Compensation

Under our Fifth Amended and Restated Bylaws, the affirmative vote of a majority of votes cast by the stockholders entitled to vote at the Annual Meeting is required to approve the advisory resolution on our executive compensation. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

Under our Fifth Amended and Restated Bylaws, the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Stockholder Proposal Regarding the Preparation of a Sustainability Report

Under our Fifth Amended and Restated Bylaws, the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the stockholder proposal regarding the preparation of a sustainability report. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Abstentions and Broker Non-Votes

In the cases of the election of directors, the advisory resolution on our executive compensation, the approval of the ratification of the appointment of Ernst & Young LLP, and the stockholder proposal regarding the preparation of a sustainability report, only votes cast “for” or “against” will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” any of these proposals and therefore will have no effect on the vote.

Where and when will the voting results be available?

We will file the official voting results on a Current Report on Form 8-K within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who pays for the expenses of this proxy solicitation?

In addition to soliciting proxies through the mail and by email pursuant to the SEC “Notice and Access” rules, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have also engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist us in the solicitation of proxies, and the anticipated cost of such engagement is approximately $8,500.00. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

This Proxy Statement and Our Annual Report are available at www.proxyvote.com.

The Annual Report of Intercontinental Exchange, Inc. for the fiscal year ended December 31, 2015 (the “Annual Report”), which includes our Form 10-K for the fiscal year ended December 31, 2015, is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. This Proxy Statement and the Annual Report are also available on our website at www.intercontinentalexchange.com. We will also provide a copy of the Annual Report for no charge upon written or verbal request. See Distribution of Certain Documents below.

Also, we are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.intercontinentalexchange.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K, without charge to any stockholder upon written or verbal request to us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail investors@theice.com.

In addition, the charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are available on our website at www.intercontinentalexchange.com. We also provide our Global Code of Business Conduct, which includes information on our Global Reporting and Anti-Fraud Policy, our Board Communication Policy and our Board of Directors Governance Guidelines on our website at www.intercontinentalexchange.com. We will also provide a printed copy of these documents to stockholders upon request.

Distribution of Certain Documents

SEC rules permit us to deliver a single copy of this Proxy Statement and our Annual Report to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report, he or she may contact us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: investors@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request.

If you are receiving multiple copies of our Annual Report and Proxy Statement, you may request “householding” in the future by contacting Investor Relations. Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may request “householding” by contacting our registrar and transfer agent, Computershare Trust Company, N.A. via phone at (888) 404-6332 or by mail at P.O. Box 30170, College Station, TX 77842-3170. Overnight correspondence should be mailed to 211 Quality Circle, Suite 210, College Station, TX 77845. Beneficial owners may request “householding” by contacting their broker or bank.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report,” will not be deemed incorporated, unless specifically provided otherwise in such filing.

STOCKHOLDERS’ PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and such stockholder proposals must be received at our executive offices in Atlanta, Georgia, on or before November 29, 2016 to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Fifth Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2017 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Fifth Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 13, 2017 and no later than February 12, 2017. However, if and only if the 2016 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2017 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting, (vi) the number and class of shares of each class of stock of ICE that are, directly or indirectly, owned of record and beneficially by any “associated person” of such stockholder or beneficial owner, (vii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of ICE, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of ICE or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (viii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of ICE, (ix) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such “associated person” has a right to vote any shares of any security of ICE, (x) any short interest in any security of ICE held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (xi) any right to dividends on the shares of any class of stock of ICE beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, which right is separated or separable from the underlying shares, (xii) any proportionate interest in shares of any class of stock of ICE or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such “associated person” is a general partner or with respect to which such stockholder, such beneficial owner, or such “associated person”, directly or indirectly, beneficially owns an interest in a general partner and (xiii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such “associated person” is entitled based on any increase or decrease in the value of shares of any class of stock of ICE or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (vi) through (viii) above, as of the date of such stockholder notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). Stockholder nominations for the Board of Directors must comply with the procedures set forth above under Corporate Governance—Stockholder Recommendations for Director Candidates.

Proxy Access

If the proxy access bylaw proposal currently on file with the SEC is approved in its current form in our Proposed Bylaws, then, for a stockholders’ notice of nomination of one or more director candidates to be included in our proxy materials for our 2017 Annual Meeting of Stockholders, pursuant to the proxy access right included in Section 2.15 of our Proposed Bylaws, such notice of nomination must be received by our Corporate

Secretary at our principal executive offices no earlier than the close of business 120 calendar days and no later than the close of business 150 calendar days before the anniversary date that we mail our proxy materials for our 2016 Annual Meeting of Stockholders. The notice must contain the information required by our Bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Proposed Bylaws relating to the inclusion of stockholder nominees in our proxy materials.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of ICE.

By Order of the Board of Directors.

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

Atlanta, Georgia

March 29, 2016

Our 2015 Annual Report, which includes audited consolidated financial statements, has been made available to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

EXHIBIT A — CERTAIN DEFINITIONS RELATED TO OUR OWNERSHIP AND VOTING LIMITATIONS

“Person” means any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” means, with respect to any Person:

1.	any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

2.	any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of ICE stock;

3.	in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

4.	in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

5.	in the case of a Person that is an OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), any OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

6.	in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

7.	in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

8.	in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

9.	in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

10.	in the case of a Person that is an OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), the OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

11.	in the case of a Person that is a “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) of NYSE MKT LLC, the “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

A-1

12.	in the case of a Person that is a “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) of NYSE MKT LLC, any “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-2

INTERCONTINENTAL EXCHANGE, INC. 5660 NEW NORTHSIDE DRIVE THIRD FLOOR ATLANTA, GA 30328	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Daylight Time on May 12, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Daylight Time on May 12, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E06589-P75774 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERCONTINENTAL EXCHANGE, INC.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.
1.	Election of Directors
Nominees:
	To be elected for terms expiring in 2017:	For	Against	Abstain			For
	1a. Charles R. Crisp	☐	☐	☐				Against	Abstain
	1b. Jean-Marc Forneri	☐	☐	☐	2.	To approve, by non-binding vote, the advisory resolution on executive compensation for named executive officers.	☐	☐	☐
	1c. The Rt. Hon. the Lord Hague of Richmond	☐	☐	☐
	1d. Fred W. Hatfield	☐	☐	☐	3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
	1e. Frederic V. Salerno	☐	☐	☐
	1f. Jeffrey C. Sprecher	☐	☐	☐	4.	Stockholder proposal regarding the preparation of a sustainability report.	☐	☐	☐
	1g. Judith A. Sprieser	☐	☐	☐
	1h. Vincent Tese	☐	☐	☐	Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
For address changes/comments, mark here. (see reverse for instructions)				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report With Form 10-K are available at

www.proxyvote.com.

—  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —  —

E06590-P75774

Intercontinental Exchange, Inc.

Annual Meeting Details: May 13, 2016, 8:30 a.m., local time

St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTERCONTINENTAL EXCHANGE, INC. FOR THE 2016 ANNUAL MEETING

The undersigned stockholder of Intercontinental Exchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Intercontinental Exchange, Inc. to be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305, on Friday, May 13, 2016 at 8:30 a.m., and hereby appoints Scott A. Hill, Johnathan H. Short and Andrew J. Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if properly present, to attend and represent the undersigned at such meeting and any postponements or adjournments of such meeting and to vote all shares of Intercontinental Exchange, Inc. common stock which the undersigned is entitled to vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

The securities that can be voted at the annual meeting consist of Intercontinental Exchange, Inc. common stock, $0.01 par value per share.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AGAINST PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE